                                                                   EXHIBIT 10.16





                           GULFMARK NORTH SEA LIMITED
                    GULF OFFSHORE MARINE INTERNATIONAL INC.
                             as principal borrowers


                           GULF OFFSHORE N.S. LIMITED
                          GULF OFFSHORE FAR EAST, INC.
                             as permitted borrowers


                          GULFMARK INTERNATIONAL INC.
                                   as sponsor


                         THE CHASE MANHATTAN BANK, N.A.
                                    as agent
                              and security trustee


                         THE CHASE MANHATTAN BANK, N.A.
                             as Hedge Counterparty


                                      and

                                     OTHERS

                -----------------------------------------------

                                   AGREEMENT
                            AMENDING AND RESTATING A
                        LOAN FACILITY DATED 8 JULY 1993
                  AS AMENDED BY AN AGREEMENT DATED 20 MAY 1994

                ------------------------------------------------

THIS AGREEMENT is made the 20 October 1995

BETWEEN:

(1) GULFMARK NORTH SEA LIMITED ("GNS") and GULF OFFSHORE MARINE INTERNATIONAL INC. ("GOMI") (together the "PRINCIPAL BORROWERS");

(2) GULF OFFSHORE N.S. LIMITED ("GONS") and GULF OFFSHORE FAR EAST INC. ("GOFE") (together the "PERMITTED BORROWERS");

(3)          GULFMARK INTERNATIONAL INC. (the "SPONSOR");

(4) THE CHASE MANHATTAN BANK, N.A. as agent (the "AGENT") and security trustee ("SECURITY TRUSTEE");

(5) THE FINANCIAL INSTITUTIONS named in the First Schedule of the Facility Agreement exhibited hereto as the Annex (the "BANKS"); and

(6) THE CHASE MANHATTAN BANK, N.A. as counterparty under the Master Agreement referred to herein (the "HEDGE COUNTERPARTY").

WHEREAS

(A) Pursuant to a facility agreement dated 8 July 1993 as amended by an agreement dated 20 May 1994 (the "FACILITY AGREEMENT") entered into between the Banks, the Agent, the Security Trustee, the Sponsor, the Hedge Counterparty, the Principal Borrowers and the Permitted Borrowers, the Banks granted to the Borrowers, upon the terms and subject to the conditions therein set forth, a revolving loan facility in an aggregate amount of US$5,800,000 and a sterling revolving loan facility in an aggregate amount of L.9,400,000.

(B) The parties have agreed to amend the Facility Agreement to, inter alia, (i) increase the sterling revolving loan facility to an aggregate amount of L.12,500,000; and (ii) join Bank of Scotland as a Bank in such facility as so increased.

(C) The amendments referred in (B) above are to be documented by way of amendment and restatement of the Facility Agreement as hereinafter described.

NOW IT IS HEREBY AGREED as follows:

1.           INTERPRETATION

1.1 In this Agreement (and in the Recitals) terms defined in the Facility Agreement bear the same meaning herein.

1.2 "BANK OF SCOTLAND" shall means The Governor and Company of the Bank of Scotland and "EFFECTIVE DATE" shall have the meaning given to it at Clause 5.

2.           AMENDMENT AND RESTATEMENT

             The Facility Agreement shall, on and from the Effective Date (or such other date as the Banks and the Borrowers may agree) be amended and restated so as to conform with the copy attached hereto as The Annex.

3.           REPRESENTATIONS

             The Borrowers represent and warrant in the terms of Clause 18 of the Facility Agreement as if such representations were made on the date hereof and as if the expression "this Agreement" referred to this Amendment Agreement (but no representation or warranty shall be given in respect of any charter with British Gas which has at the date hereof either expired or been terminated).

4.           COUNTERPARTS

             This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one and the same instrument and shall be governed by and construed in accordance with English law.

5.           EFFECTIVE DATE

             The Effective Date, for the purposes of this Amendment Agreement, shall be the date on which the Agent receives the last of the following documents: (i) each of the documents set out in Part 2 of the Second Schedule to the Facility Agreement, (ii) a copy, certified by a duly authorised officer of each Obligor, of a Board Resolution of such Obligor approving and ratifying the execution, delivery and performance of this Amendment Agreement and any Security Document contemplated by Part 2 of the Second Schedule to the Facility Agreement (iii) a certificate from a duly authorised officer of each Obligor confirming that no changes have been made to the Memorandum or Articles of Association (or other constitutive documents) of such Obligor since the last certified copies thereof were delivered to the Agent and (iv) a certificate from a duly authorised officer of each Obligor setting out the names and signatures of the person authorised to sign this Amendment Agreement and any Security Document contemplated by Part 2 of the Second Schedule to the Facility Agreement on behalf of such Obligor.

6.           FEES

             The Borrowers shall pay to the Agent for its own account on the date hereof an arrangement fee equal to two fifths of one per cent of each of the Facility Amount of each of the Dollar Facility and the Sterling Facility.

7.           ACCESSION OF THE BANK OF SCOTLAND

7.1 Without prejudice to Clause 2, on the first interest payment date (as set out in clause 10.1 of the Facility Agreement) to occur after the Effective Date (the "ACCESSION DATE"), Bank of Scotland shall become party to the Facility Agreement as a Bank with the
             Sterling    Commitment and Dollar Commitment shown against its
             name in the First Schedule to the Facility Agreement exhibited hereto.

7.2 The Chase Manhattan Bank, N.A. in its capacity as Bank hereby assigns to Bank of Scotland on the Accession Date fifty per cent of its share in all Advances outstanding on the Accession Date.

7.3 Paragraphs 4, 6 and 7 of the Fifth Schedule to the Facility Agreement shall be deemed incorporated herein mutatis mutandis.

7.4 For the avoidance of any doubt, the Sponsor confirms that it consents to be provisions of Clauses 7.1 and 7.2 and the Borrowers hereby acknowledge notification of the assignment referred to in Clause 7.2.

8.           MISCELLANEOUS

8.1 Clauses 31, 33, 34, 38, 39, 41 and 42 of the Facility Agreement shall apply MUTATIS MUTANDIS to this Agreement (and as if references therein to the Facility Agreement were references to this Agreement).

8.2 The Facility Agreement shall continue in full force and effect as so amended and restated and all references therein, herein and in the other Finance Documents to the "FACILITY AGREEMENT" or to the "AGREEMENT" or similar terms shall be deemed to be references to the Facility Agreement as so amended and restated.

AS WITNESS the hands of the representatives of the parties hereto the day and year first before written.

THE BORROWERS


GULFMARK NORTH SEA LIMITED
as principal borrower

by:                  /s/ DAVID DARE
                         DIRECTOR

Address:                 10 Charlotte Road
                         London SW13 9QJ

Attention:               David Dare




GULF OFFSHORE MARINE INTERNATIONAL INC.
as principal borrower

by:                  /s/ DAVID DARE
                         ATTORNEY IN FACT

Address:                 201 Energy Center Parkway
                         Suite 220
                         Lafayette
                         Louisiana 70508
                         USA

Attention:               Bruce Streeter



GULF OFFSHORE N.S. LIMITED
as permitted borrower

by:                  /s/ DAVID DARE
                         DIRECTOR

Address:                 10 Charlotte Road
                         London SW13 9QT

Attention:               David Dare

GULF OFFSHORE FAR EAST INC.
as permitted borrower

by:                  /s/ DAVID DARE
                         ATTORNEY IN FACT

Address:                 201 Energy Center Parkway
                         Suite 220
                         Lafayette
                         Louisiana 70508
                         USA

Attention:               Bruce Streeter


THE SPONSOR

GULFMARK INTERNATIONAL INC.

by:                  /s/ DAVID DARE
                         ATTORNEY IN FACT

Address:                 5 Post Oak Park
                         Suite 1170
                         Houston
                         Texas 77027
                         USA

Attention:               Frank Pierce


THE AGENT

THE CHASE MANHATTAN BANK, N.A.
as agent and security trustee

By:                  /s/ JAMES HAYNES

Address:                 Woolgate House
                         Coleman Street
                         London  EC2P 2HD

Attention:               Oil and Gas Group

Facsimile:               962 5030

Telex:                   8954681 CMB G

THE HEDGE COUNTERPARTY

THE CHASE MANHATTAN BANK, N.A.

By:                   /s/JAMES HAYNES

Address:                 Woolgate House
                         Coleman Street
                         London  EC2P 2HD

Attention:               Oil and Gas Group



THE BANKS

THE CHASE MANHATTAN BANK, N.A.

By:                  /s/ JAMES HAYNES

Address:                 Woolgate House
                         Coleman Street
                         London  EC2P 2HD

Attention:               Oil and Gas Group

Facsimile:               962 5030

Telex:                   8954681 CMB G



THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:                  /s/ J.S. GARDNER

Address:                 International Division
                         Orchard Brae House
                         30 Queensferry Road
                         Edinburgh EH4 2UG

Attention:               Shipping Finance

Facsimile:               (131) 343 7080

                                   THE ANNEX



                               FACILITY AGREEMENT


                                    between


                           GULFMARK NORTH SEA LIMITED
                    GULF OFFSHORE MARINE INTERNATIONAL INC.
                             as principal borrowers


                           GULF OFFSHORE N.S. LIMITED
                          GULF OFFSHORE FAR EAST, INC.
                             as permitted borrowers


                          GULFMARK INTERNATIONAL INC.
                                   as sponsor


                         THE CHASE MANHATTAN BANK, N.A.
                                    as agent
                              and security trustee


                         THE CHASE MANHATTAN BANK, N.A.
                             as Hedge Counterparty


                                      and


                                     OTHERS

                                    CONTENTS

  CLAUSE                                                                 PAGE NO.
                                     PART 1
                                 INTERPRETATION
         1.      Interpretation . . . . . . . . . . . . . . . . . . . . . .    1

                                     PART 2
                                  THE FACILITY
         2.      The Facility . . . . . . . . . . . . . . . . . . . . . . .   12
         3.      Purpose  . . . . . . . . . . . . . . . . . . . . . . . . .   12
         4.      Nature of Bank's Obligations . . . . . . . . . . . . . . .   12
         5.      Conditions Precedent . . . . . . . . . . . . . . . . . . .   12
         6.      Additional Borrowers . . . . . . . . . . . . . . . . . . .   13

                                     PART 3
                         AVAILABILITY OF THE FACILITIES
         7.      Availability of the Facilities . . . . . . . . . . . . . .   14
         8.      Determination of Eligible Amounts and Available
                 Amounts  . . . . . . . . . . . . . . . . . . . . . . . . .   16

                                     PART 4
                                    INTEREST
         9.      Interest Periods . . . . . . . . . . . . . . . . . . . . .   18
         10.     Interest . . . . . . . . . . . . . . . . . . . . . . . . .   18
         11.     Alternative Interest Rates . . . . . . . . . . . . . . . .   18

                                     PART 5
                     REPAYMENT, CANCELLATION AND PREPAYMENT
         12.     Repayment  . . . . . . . . . . . . . . . . . . . . . . . .   20
         13.     Reduction, Cancellation and Prepayment . . . . . . . . . .   20

                                     PART 6
                             CHANGE IN CIRCUMSTANCES
         14.     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         15.     Tax Receipts . . . . . . . . . . . . . . . . . . . . . . .   22
         16.     Increased Costs  . . . . . . . . . . . . . . . . . . . . .   23
         17.     Illegality . . . . . . . . . . . . . . . . . . . . . . . .   24

                                     PART 7
                REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT
         18.     Representations  . . . . . . . . . . . . . . . . . . . . .   25
         19.     Financial Information  . . . . . . . . . . . . . . . . . .   28
         20.     Financial Condition and Security Coverage  . . . . . . . .   29
         21      Covenants  . . . . . . . . . . . . . . . . . . . . . . . .   32
         22.     Events of Default  . . . . . . . . . . . . . . . . . . . .   37

                                     PART 8
                      SPONSOR'S AND BORROWERS' OBLIGATIONS
         23.     Borrowers' Joint and Several Obligations . . . . . . . . .   42
         24.     Sponsor's Obligations  . . . . . . . . . . . . . . . . . .   43

                                     PART 9
                         DEFAULT INTEREST AND INDEMNITY
         25.     Default Interest and Indemnity . . . . . . . . . . . . . .   44

                                     PART 10
                                    PAYMENTS
         26.     Currency of Account and Payment  . . . . . . . . . . . . .   46
         27.     Payments . . . . . . . . . . . . . . . . . . . . . . . . .   46
         28.     Set-Off  . . . . . . . . . . . . . . . . . . . . . . . . .   47
         29.     Redistribution of Payments . . . . . . . . . . . . . . . .   47

                                     PART 11
                            FEES, COSTS AND EXPENSES
         30.     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         31.     Costs and Expenses . . . . . . . . . . . . . . . . . . . .   49

                                     PART 12
                                AGENCY PROVISIONS
         32.     The Agent and the Banks  . . . . . . . . . . . . . . . . .   51

                                     PART 13
                            ASSIGNMENT AND TRANSFERS
         33.     Benefit of Agreement . . . . . . . . . . . . . . . . . . .   55
         34.     Assignments and Transfers by the Obligors  . . . . . . . .   55
         35      Assignments and Transfers by Banks . . . . . . . . . . . .   55
         36.     Disclosure of Information  . . . . . . . . . . . . . . . .   56

                                     PART 14
                                  MISCELLANEOUS
         37.     Calculations and Evidence of Debt  . . . . . . . . . . . .   58
         38.     Remedies and Waivers . . . . . . . . . . . . . . . . . . .   58
         39.     Partial Invalidity . . . . . . . . . . . . . . . . . . . .   58
         40.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . .   59

                                     PART 15
                              LAW AND JURISDICTION
         41.     Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         42.     Jurisdiction . . . . . . . . . . . . . . . . . . . . . . .   60

THE FIRST SCHEDULE                 :    The Banks . . . . . . . . . . . . .   62
THE SECOND SCHEDULE                :    Condition Precedent Documents . . .   63
THE THIRD SCHEDULE                 :    Notice of Drawdown  . . . . . . . .   66
THE FOURTH SCHEDULE                :    Associated Costs Rate . . . . . . .   67
THE FIFTH SCHEDULE                 :    Form of Supplemental Agreement  . .   69
THE SIXTH SCHEDULE                 :    Form of Transfer Certificate  . . .   71

THIS AGREEMENT originally made the 8th day of July, 1993 is amended and restated on 20 October 1995

BETWEEN

(1) GULFMARK NORTH SEA LIMITED ("GNS") and GULF OFFSHORE MARINE INTERNATIONAL INC. ("GOMI") (together the "PRINCIPAL BORROWERS");

(2) GULF OFFSHORE N.S. LIMITED ("GONS") and GULF OFFSHORE FAR EAST INC. ("GOFE") (together the "PERMITTED BORROWERS");

(3)      GULFMARK INTERNATIONAL INC. (the "SPONSOR");

(4) THE CHASE MANHATTAN BANK, N.A. as agent (the "AGENT") and security trustee ("SECURITY TRUSTEE");

(5)      THE FINANCIAL INSTITUTIONS named in the First Schedule (the "BANKS");
         and

(6) THE CHASE MANHATTAN BANK, N.A. as counterparty under the Master Agreement referred to herein (the "HEDGE COUNTERPARTY").

NOW IT IS HEREBY AGREED  as follows:

                                     PART 1

                                 INTERPRETATION

1.       INTERPRETATION

1.1      In this Agreement:

"ADVANCE" means, save as otherwise provided herein, a Dollar Advance or a Sterling Advance made or to be made by the Banks hereunder;

"ADDITIONAL BORROWER" means any subsidiary of either of the Principal Borrowers the entire share capital of which is legally and beneficially owned directly or indirectly by the Principal Borrowers or either of them and which has become an Additional Borrower under the Facility pursuant to and in accordance with Clause 6;

"ADDITIONAL MORTGAGED VESSEL" means any vessel, other than the Original Vessels, owned by any of the Borrowers subject to a first priority legal mortgage and a deed of covenants collateral thereto (or documents conferring a similar security interest), granted in favour of the Security Trustee as security, INTER ALIA, for the obligations of the Borrowers hereunder, which mortgage and collateral deed of covenants (or such documents) have been duly registered, recorded or filed as required by the Security Trustee and are in full force and effect;

"ADVANCE PAYMENT GUARANTEE ASSIGNMENT" means the assignment referred to in paragraph 22 of Part 2 of the Second Schedule;

"APPROVED CHARTER" means any charterparty, contract or engagement of affreightment or for the carriage or transportation of cargo, mail or passengers or any of them, relating to any of the Mortgaged Vessels, whether now existing or hereafter entered into by any of the Borrowers or any person, firm or company on its behalf, the terms of which are approved by the Agent;

"APPROVED CHARTER EARNINGS" in relation to a Mortgaged Vessel means the amount of all freights and hires which may be earned by any Borrower during the term of any Approved Charter pursuant to the terms and conditions thereof, LESS the estimated cost of such Borrower during such term of maintaining and operating the Mortgaged Vessel to which such Approved Charter relates in accordance with the terms and conditions hereof and of the mortgage and/or deed of covenants relating to such Mortgaged Vessel to and such Approved Charter;

"ASSOCIATED COSTS RATE" in relation to any Advance or unpaid sum denominated in sterling shall have the meaning ascribed to it in the Fourth Schedule;

"AVAILABLE DOLLAR AMOUNT" means the principal amount at any time available for drawing under the Dollar Facility as computed by the Agent pursuant to Clause 8;

"AVAILABLE DOLLAR COMMITMENT" in relation to a Bank at any time means, save as otherwise provided herein, its Dollar Commitment less its portion of each Dollar Advance which has been made hereunder and is outstanding at such time;

"AVAILABLE DOLLAR FACILITY" means, at any time and save as otherwise provided herein, the aggregate amount from time to time of the Available Dollar Commitments at such time;

"AVAILABLE STERLING AMOUNT" means the principal amount at any time available for drawing under the Sterling Facility as computed by the Agent pursuant to Clause 8;

"AVAILABLE STERLING COMMITMENT" in relation to a Bank at any time means, save as otherwise provided herein, its Sterling Commitment less its portion of each Sterling Advance which has been made and is outstanding at such time;

"AVAILABLE STERLING FACILITY" means, at any time and save as otherwise provided herein, the aggregate amount from time to time of the Available Sterling Commitments at such time;

"BENEFICIARIES" mean the Agent, the Banks and the Hedge Counterparty;

"BORROWERS" means the Principal Borrowers, the Permitted Borrowers and any Additional Borrowers and "BORROWER" means any of them;

"BP FLEET VESSELS" means each of the p.s.v. "Highland Champion" and the p.s.v. "Highland Fortress";

"BUILDING CONTRACT" means the Contract referred to in paragraph 21 of Part 2 of the Second Schedule;

"CHRISTIANIA MORTGAGES" means each of the mortgages over:

         (a)     the m.v. "Highland Star";
         (b)     the m.v. "Highland Pride";
         (c)     the m.v. "Highland  Legend"
         (d)     the Christiania Newbuild,
securing the obligations of GONS in respect of loans made or to be made by Christiania Bank og Kreditkasse to GNS on terms disclosed to and approved by the Agent prior to the date hereof together with any deed of covenants (and/or such other documents as may be executed assigning the earnings and insurance of any of those vessels;

"CHRISTIANIA NEWBUILD" means the platform supply vessel type UT755 referred to in yard contract 66 made between GONS and the Contractor;

"CONTRACTOR" means Brattvaag Skipsverft A.S.;

"DESIGNATED VESSEL" means a vessel which in the opinion of the Agent will, forthwith upon the making of an Advance, become an Additional Mortgaged Vessel and in respect of which the Agent has received each of the documents referred to in Clause 7.3(ii) and (iii);

"DOLLAR ADVANCE" means an Advance made under the Dollar Facility;

"DOLLAR COMMITMENT" in relation to a Bank at any time means, subject to the provisions of Clause 13.1 and save as otherwise provided herein, the amount of the commitment set opposite its name in Column 1 of the First Schedule, the amount of any commitment transferred to it in accordance with Clause 35 LESS any amount of its Dollar Commitment transferred by it in accordance with Clause 35;

"DOLLAR FACILITY" means the dollar revolving loan facility granted to the Borrowers pursuant to Clause 2.1;

"ENVIRONMENTAL AFFILIATE" means in relation to a party an agent or employee of that party or a person in a contractual relationship with that party, with respect to any of the Mortgaged Vessels or its operation or its carriage of cargo thereon whose acts or omissions have or will have a Material Adverse Effect;

"ENVIRONMENTAL APPROVALS" means any permit, licence, approval, ruling, variance, exemption or other authorisation required under applicable Environmental Laws;

"ENVIRONMENTAL CLAIM" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Laws or Environmental Approvals together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any Release of Material of Environmental Concern;

"ENVIRONMENTAL LAWS" means all national, state, local, foreign and international laws, regulations, treaties and conventions pertaining to the pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata, navigable waters, waters of the contiguous zone, ocean waters and international waters), including laws, regulations, treaties and conventions relating to the Release (or threatened release) of Material of Environmental Concern;

"EXISTING MORTGAGES" means:

              (i) the first priority Panamanian mortgages in favour of The Chase Manhattan Bank, N.A. over each of the GOMI Vessels each dated 30 September 1991 and registered at the Panamanian Registry of Shipping; and

             (ii) the first priority mortgage in favour of Skandinaviska Enskilda Banken over the m.v. Highland Sprite dated 11 November 1990 and registered at the British Ships Registry (Port of London);

"EVENT OF DEFAULT" means any of those events specified in Clause 22.1;

"FACILITIES" means the Dollar Facility and the Sterling Facility granted to the Borrowers in this Agreement and "FACILITY" means either of them;

"FACILITY AMOUNT" means, in the case of the Dollar Facility $5,800,000 and in the case of the Sterling Facility L.12,500,000;

"FACILITY OFFICE" in relation to the Agent or any Bank means the office identified with its signature below or such other office as it may from time to time select;

"FINAL MATURITY DATE" means 30 June 2000;

"FINANCE DOCUMENTS" means this Agreement, the Security Documents, the Master Agreement and all other documents from time to time creating, evidencing or entered into as security for, or guaranteeing the obligations of the Borrowers or any of them hereunder or thereunder and any document entered into pursuant hereto or thereby;

"FIXED ASSET INVESTMENT" means any investment which will in the reasonable opinion of the Sponsor increase the marketability of a Mortgaged Vessel or any other vessel or is necessary to ensure the compliance by the owner of such Vessel of all laws and regulations applicable to such Mortgaged Vessel or any other vessel;

"FREELY AVAILABLE LIQUID RESOURCES" shall have the meaning ascribed thereto in Clause 20.3;

"GMM GROUP" means each of the Principal Borrowers and their subsidiaries for the time being;

"GNS MORTGAGES" means the first priority mortgages as amended, varied, supplemented or novated from time to time in favour of the Security Trustee to be executed by the relevant Borrower over each of the GNS Vessels as security, INTER ALIA, for the obligations of the Borrowers hereunder;

"GNS VESSELS" means each of:

         (a)     the BP Fleet Vessels; and
         (b)     the vessel m.v. "Highland Sprite";

"GOFE ASSIGNMENT" means the assignment agreement referred to in paragraph 7 of the Second Schedule;

"GOMI MORTGAGES" means the first priority mortgages (each as amended, varied, novated or supplemented from time to time, and which shall include for the avoidance of doubt an addendum to the Mortgage over each of the m.v. Seawhip and the m.v. Seawitch) in favour of the Security Trustee to be executed by the relevant Borrower over each of the GOMI Vessels as security, INTER ALIA, for the obligations of the Borrowers hereunder;

"GOMI VESSELS" means each of the vessels:

         (a)     the m.v.  "Sem Courageous";
         (b)     the m.v. "Sem Valiant";
         (c)     the m.v. "Seawhip"; and
         (d)     the m.v. "Seawitch";

"GROUP" means the Sponsor and its subsidiaries for the time being;

"INSTRUCTING GROUP" means;

         (i) before any Advance has been made hereunder, a group of Banks whose Total Available Commitments amount in aggregate to more than fifty one (51%) of the Total Available Facility; and

         (ii) thereafter, a group of Banks to whom in aggregate more than fifty one (51%) of the Loan is (or, immediately prior to its repayment, was then) owed;

"INTEREST PERIOD" means, save as otherwise provided herein, any of those periods mentioned in Clause 9.1;

"LIBOR" means, in relation to any Advance or unpaid sum, the rate per annum at which the Agent was offering to prime banks in the London Interbank Market deposits in the currency of and in an amount approximately equal to the amount of such Advance or unpaid sum and for the specified period at or about 11.00 a.m. on the Quotation Date for such period and, for the purposes of this definition, "SPECIFIED PERIOD" means the Interest Period of such Advance or, as the case may be, the period in respect of which LIBOR falls to be determined in relation to such unpaid sum;

"LOAN" means at any time the aggregate principal amount of all Advances (or if such Advances are denominated in sterling, the dollar equivalent thereof) for the time being outstanding hereunder;

"MARGIN" means one and five eighths per cent. per annum;

"MARKET VALUE" means, at any time, in relation to any Vessel, her sale value in dollars as then most recently determined by an independent and internationally recognised firm of shipbrokers acceptable to the Agent on the basis of a sale of such Vessel (a) for cash (b) free of charter, liens, charges, mortgages and encumbrances and (c) at arm's length on normal commercial terms between a willing seller and a willing buyer;

"MASTER AGREEMENTS" means each of the interest rate swap and currency hedging agreements entered or to be entered into between respectively the Agent and GNS and the Agent and GOMI in connection with the amounts payable hereunder;

"MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of any of the Borrowers to meet its obligations to the Security Trustee, the Agent and the Banks hereunder or under any of the Security Documents to which any of the Borrowers is a party;

"MATERIAL OF ENVIRONMENTAL CONCERN" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990, and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act;

"MORTGAGED VESSELS" means (a) each of the Original Vessels in respect of which a first priority legal mortgage and deed of covenant or assignments collateral thereto granted in favour of the Security Trustee is in full force and effect; and (b) each Additional Mortgaged Vessel and "MORTGAGED VESSEL" means any of them;

"NEWBUILD" means the platform supply vessel type UT755 which is referred to in the Building Contract;

"NOTICE OF DRAWDOWN" means a notice substantially in the form set out in the Third Schedule;

"OBLIGORS" means the Sponsor and the Borrowers;

"ORIGINAL FINANCIAL STATEMENTS" means:

              (i) in respect of each of the Principal Borrowers, the consolidated financial statements of such Principal Borrower and its subsidiaries for its financial year ended 31 December 1992; and

             (ii) in the case of the Sponsor the consolidated financial statements of the Sponsor and its subsidiaries for its financing year ended 31 December 1992;

"ORIGINAL VESSELS" means each of the GNS Vessels and the GOMI Vessels; and

"POTENTIAL EVENT OF DEFAULT" means any event which may become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default;

"PROFITS AFTER TAX" means in respect of any financial year of any member of the GMM Group, the profit after deduction of tax thereon of such member of the GMM Group for such financial year determined by reference to the consolidated profit and loss account of the GMM Group in respect of such financial year and delivered to the Agent pursuant to Clause 19.1;

"QUOTATION DATE" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in dollars for delivery on the first day of that period Provided that, if for any such period quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates;

"REDUCED AMOUNT" on any Reduction Date, and in relation to each of the Facilities, means the amount of such Facility as the same has been reduced on such Reduction Date in accordance with the provisions of Clause 13.1;

"REDUCTION DATE" means 31 December 1996 and then each of the days which are 6, 12, 18, 24, 30 and 36 months thereafter;

"RELEASE OF MATERIAL OF ENVIRONMENTAL CONCERN" means an emission, spill, release or discharge into or upon (i) the air, (ii) surface water, (iii) ground water or (iv) soils, of any Material of Environmental Concern for which any member of the Group has any liability under Environmental Laws, except in accordance with a valid Environmental Approval;

"SECURITY DOCUMENTS" means:

              (i) the first priority statutory ship mortgage and deed of covenants collateral thereto executed in respect of the following vessels:

                          (a)     the p.s.v. "Highland Champion";
                          (b)     the p.s.v. "Highland Fortress";
                          (c)     the m.v. "Highland Sprite";
                          (d)     the m.v. "Sem Courageous"; and
                          (e)     the m.v. "Sem Valiant";

             (ii) the first preferred Panamanian ship mortgages and assignments of earnings and insurance collateral thereto which may be executed in respect of the following vessels:

                          (a)     the m.v. "Seawhip"; and
                          (b)     the m.v. "Seawitch"

            (iii) the first preferred ship mortgage and deed of covenants collateral thereto and assignment of earnings and insurance collateral thereto which may be executed in respect of the Newbuild;

             (iv) each of the mortgages and deed of covenants (and/or such other documents as may be executed assigning the earnings and insurances of any vessel) which may be executed in respect of any vessel as security for the obligations of the Borrowers hereunder;

              (v)         the Trust Deed;

             (vi)         the GOFE Assignment;

            (vii)         the Share Pledges; and

           (viii)         the Advance Payment Guarantee Assignment;

"SHARE PLEDGES" means each of the share pledges referred to in paragraph 6 of the Second Schedule;

"SHORT TERM FACILITY" means the short term facility agreement dated 8 July 1993 as amended by the amendment agreement dated 20 May 1994, the amendment agreement dated the date hereof, and as amended, varied, supplemented or novated from time to time made between the Borrowers, as borrowers, the Sponsor, as guarantor, and the Agent as lending bank;

"STERLING ADVANCE" means an Advance made under the Sterling Facility;

"STERLING COMMITMENT" in relation to a Bank at any time means, subject to the provisions of Clause 13.1 and save as otherwise provided herein, the amount of the commitment set opposite its name in Column 2 of the First Schedule, the amount of any commitment transferred to in accordance with Clause 35 LESS any amount of its Sterling Commitment transferred by it in accordance with Clause 35;

"STERLING FACILITY" means the sterling revolving loan facility granted to the Borrowers pursuant to Clause 2.2;

"SUPPLEMENTAL AGREEMENT" means an agreement substantially in the form set out in the Fifth Schedule;

"TOTAL AVAILABLE COMMITMENT" in relation to any Bank at any time means, save as otherwise provided herein, the aggregate of its Available Dollar Commitment and the dollar equivalent of its Available Sterling Commitment at such time;

"TOTAL AVAILABLE FACILITY" means the aggregate amount from time to time of the Total Available Commitments;

"TRANSFER CERTIFICATE" means a certificate in the form set out in the Sixth Schedule signed by a Bank and a Transferee whereby:

         (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights and obligations hereunder upon and subject to the terms and conditions set out in Clause 35; and

         (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as is contemplated in Clause 35;

"TRANSFER DATE" in relation to any Transfer Certificate means the date for the making of the transfer as specified in such Transfer Certificate;

"TRANSFEREE" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights and obligations hereunder;

"TRUST DEED" means the deed of trust referred to in paragraph 3 of the Second Schedule.

1.2      Any reference in this Agreement to:

the "AGENT" or a "BANK" shall be construed so as to include it and any subsequent successors and assigns in accordance with their respective interests;

a "BUSINESS DAY" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London and New York City;

a "CLAUSE" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

an "ENCUMBRANCE" shall be construed as a reference to a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

the "EQUIVALENT" on any given date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") is a reference to the amount of the first currency which could be purchased by the amount of the second currency at the spot rate of exchange quoted by the Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency for delivery two business days thereafter;

a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

"INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

"INDEBTEDNESS FOR BORROWED MONEY" shall be construed so as to include, without limitation, any indebtedness of any person for or in respect of:

               (i) amounts raised by acceptance under any acceptance credit facility;

              (ii)        amounts raised under any note purchase facility;

             (iii) the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with generally accepted accounting standards in the United States and/or the United Kingdom (as used in the Principal Borrowers' most recent audited annual consolidated financial statements from time to time), be treated as finance or capital leases;

              (iv) the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of one hundred and eighty days; and

               (v) amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing (excluding, for the avoidance of doubt, indebtedness incurred in relation to commercial transactions);

a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "MONTHS" shall be construed accordingly);

a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

"REPAY" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "PREPAY" (or, as the case may be, the corresponding derivative form thereof);

"REQUISITION COMPENSATION" means the sums of money or other compensation from time to time payable or paid by any person in connection with or by reason of requisition for title or other compulsory acquisition of the Vessels or either of them otherwise than by requisition for hire;

"REQUISITION FOR TITLE" (as a verb) includes, in relation to an asset, compulsorily acquire, expropriate, nationalise, seize, capture, forfeit, condemn as prize or otherwise act so as to divest the owner thereof of title thereto and noun forms of the verb shall be construed accordingly;

a "SCHEDULE" shall, subject to any contrary indication, be construed as a reference to a schedule hereto;

a "SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation:

               (i) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

              (ii) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

             (iii) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

"TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"TOTAL LOSS" shall be construed in accordance with the provisions of the relevant Security Document;

"VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

a "WHOLLY-OWNED SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3 "L." and "STERLING" denote the lawful currency of the United Kingdom and "$" and "DOLLARS" denote lawful currency of the United States of America.

1.4 Save where the contrary is indicated, any reference in this Agreement to:

               (i) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

              (ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

             (iii) a time of day shall be construed as a reference to London time.

1.5      Clause and Schedule headings are for ease of reference only.

                                     PART 2

                                  THE FACILITY

2.       THE FACILITY

2.1 The Banks grant to the Borrowers through their respective Facility Offices, subject to the provisions of Clause 13 and otherwise upon the terms and subject to the conditions hereof, a revolving loan facility in an aggregate amount of $5,800,000.

2.2 The Banks grant to the Borrowers through their respective Facility Offices, subject to the provisions of Clause 13 and otherwise subject to the conditions hereof, a sterling revolving loan facility in an aggregate amount of L.12,500,000.

3.       PURPOSE

3.1      The Facility is intended to:

               (i) to refinance existing indebtedness of the Permitted Borrowers secured by the Existing Mortgages;

              (ii) to be applied in or towards the cost of acquisition of the undertaking and assets of the offshore supply division of BP Shipping Limited, including the BP Fleet Vessels;

             (iii) to finance the completion of the Newbuild pursuant to the terms of the Building Contract; and

              (iv)        for general working capital purposes.

3.2 Without prejudice to the obligations of the Borrowers under Clause 3.1, neither the Agent, the Banks nor any of them shall be obliged to concern themselves with the application of amounts raised by any of the Borrowers hereunder.

4.       NATURE OF BANK'S OBLIGATIONS

4.1      The obligations of each Bank hereunder are several.

4.2 The failure by a Bank to perform its obligations hereunder shall not affect the obligations of any Borrower to any other party hereto nor shall any such other party be liable for the failure by such Bank to perform its obligations hereunder.

5.       CONDITIONS PRECEDENT

5.1 Save as the Agent may otherwise agree, no Borrower may deliver any Notice of Drawdown hereunder unless the Agent has confirmed to the Sponsor that it has received all of the documents listed in the Second Schedule and that each is, in form and substance, satisfactory to the Agent.

5.2 In respect of the documents referred to in paragraphs 4 and 5 of the Second Schedule (the "UNDATED SECURITY DOCUMENTS") the Agent agrees that they are to be held in safe custody by it (or any sub-custodian as hereinafter referred to) unless and until an Advance is made pursuant to Clause 7: in which event the Agent shall where such Advance is made pursuant to the provisions of Clause 7.1 contemporaneously date, or shall procure the contemporaneous dating of, the Undated Security Documents referred to in paragraphs 4(iv), (v) and 5 of the Second Schedule and shall then endeavour to register (as soon as is reasonably practicable to do so) the mortgages referred to in paragraphs 4(iv),
(v) and 5 of the Second Schedule on the Panamanian or Malaysian Register of Ships as the case may be, and where such Advance is made pursuant to the provisions of Clause 7.2, contemporaneously date, or shall procure the contemporaneous dating of the Undated Security Documents referred to in paragraphs 4(i), (ii) and (iii) of the Second Schedule and shall then endeavour to register (as soon as is reasonably practicable to do so) the mortgages referred to in paragraphs 4(i), (ii) and (iii) of the Second Schedule on the British Register of Ships. The Agent may place the Undated Security Documents with any firm of lawyers of good repute and, in the absence of gross negligence or wilful default on the part of the Agent, the Agent shall not be responsible for any loss thereby incurred.

5.3 The Agent shall not, in the absence of gross negligence or wilful default on its part, be responsible for any loss, incurred by any person, if for any reason it is not possible to put into effect any matter the subject of Clause 5.2. The relevant Borrower shall from time to time execute and sign all documents which the Agent may reasonably require for effecting the registration of the Undated Security Documents and, furthermore, each of the Borrowers agrees not to withdraw, or purport to withdraw, the Undated Security Documents from the custody of the Agent (or any sub-custodian as hereinbefore referred to) except with the prior written consent of the Agent.

6.       ADDITIONAL BORROWERS

6.1 The Sponsor may with the prior written consent of the Agent on behalf of the Banks, such consent not to be unreasonably withheld, from time to time designate any wholly-owned subsidiary of either of the Principal Borrowers as an Additional Borrower for the purposes of the Facilities, in which event the Sponsor shall promptly deliver or cause to be delivered to the Agent a Supplemental Agreement duly executed by the parties thereto (other than the Agent).

6.2 Upon delivery to the Agent of any Supplemental Agreement referred to in Clause 6.1 and subject to (i) the Agent having confirmed to the person or persons party to such Supplemental Agreement as proposed Additional Borrower or Borrowers that it has received, in form and substance satisfactory to it, all of the conditions precedent specified therein and (ii) the Agent being satisfied that neither the rights of the Banks under this Agreement nor any security provided under the Security Documents are adversely affected in any way by the proposed accession of any such Additional Borrower or Borrower, this Agreement shall thenceforth be read and construed as if each wholly-owned subsidiary of either of the Principal Borrowers which is a party to such Supplemental Agreement as a proposed Additional Borrower were a party hereto having all the rights and obligations of a Borrower and all references in any Facility Document to "BORROWERS" and "PRINCIPAL BORROWERS" shall be treated as including a reference to any such subsidiary which has become a party hereto in the manner contemplated above.

                                     PART 3

                         AVAILABILITY OF THE FACILITIES

7.       AVAILABILITY OF THE FACILITIES

7.1 Subject to the provisions of Clause 7.3 and save as otherwise provided herein, a Dollar Advance will be made by the Banks to a Borrower if:

              (i) not more than ten, nor less than five business days before the proposed date for the making of such Advance, the Agent has received from a Borrower a notice of drawdown therefore, receipt of which shall oblige such Borrower to borrow the amount therein requested on the date therein stated upon the terms and subject to the conditions herein;

             (ii) the proposed date for the making of such Advance is a business day which falls one or more months before the Final Maturity Date;

            (iii) the proposed amount of such Advance is (a) an amount of not less than $1,000,000 which is an integral multiple of $500,000 and which is less than the Available Dollar Facility or (b) equal to, the amount of the Available Dollar Facility;

             (iv) the proposed amount of such Advance less the amount of any Dollar Advances falling to be repaid on or before the proposed date for the making of such Advance does not exceed the Available Dollar Amount;

              (v) in the case of the initial Dollar Advance the Agent is satisfied that first priority legal mortgages over each of the GOMI Vessels will be duly registered, recorded and filed immediately on the making thereof;

             (vi) the interest rate applicable to such Advance during its first Interest Period would not fail to be determined pursuant to Clause 11.01;

            (vii) the making of such Advance would not result in a breach of the requirements of Clause 20.1; and

           (viii)         either:

                          (a) no Event of Default or Potential Event of Default has occurred; and

                          (b) the representations set out in Clause 18 are true on and as of the proposed date for the making of such Advance,

                          or the Banks agree (notwithstanding any matter mentioned at (a) or (b) above) to make such Advance.

7.2 Subject to the provision of Clause 7.3 and save as otherwise provided herein, a Sterling Advance will be made by the Banks to a Borrower if:

               (i) not more than ten nor less than five business days before the proposed date for the making of such Advance, the Agent has received from a Borrower a Notice of Drawdown therefor, receipt of which shall oblige such Borrower to borrow the amount therein requested on the date therein stated upon the terms and subject to the conditions contained herein;

              (ii) the proposed date for the making of such Advance is a business day which falls one or more months before the Final Maturity Date;

             (iii) the proposed amount of such Advance in (a) in the case of the initial Sterling Advance L.7,350,000, and
                          (b) in the case of each subsequent Advance the proposed amount of such Advance is an amount of not less than L.600,000 which is an integral multiple of L.300,000 and which is less than the amount of the Available Sterling Facility or (b) equal to the amount of the Available Sterling Facility;

              (iv) the proposed amount of such Advance less the amount of any Sterling Advances falling to be repaid on or before the proposed date for the making of such Advance does not exceed the Available Sterling Amount;

               (v) in the case of the initial Sterling Advance the Agent is satisfied that first priority legal mortgages over each of the GNS Vessels will be duly registered, recorded and filed immediately upon the making thereof;

              (vi) the interest rate applicable to such Advance during its first Interest Period would not fail to be determined pursuant to Clause 11.01;

             (vii) the making of such Advance would not result in a breach of the requirements of Clause 20.1; and

            (viii)        either:

                          (a) no Event of Default or Potential Event of Default has occurred; and

                          (b) the representations set out in Clause 18 are true on and as of the proposed date for the making of such Advance,

                          or each of the Banks agree (notwithstanding any matter mentioned at (a) or (b) above) to make such Advance.

7.3 Save as the Agent may otherwise agree, other than in the case of each of the first Dollar Advance and the first Sterling Advance, no Borrower may deliver a Notice of Drawdown hereunder in respect of an Advance the availability of which is determined by reference to the value of a Designated Vessel, unless the Agent has confirmed to the Sponsor that it has received in form and substance satisfactory to it:-

         (i)     evidence that such Designated Vessel

                 (a) is, or will be, registered in the name of a Borrower under a flag acceptable to the Agent, free from all charters, contracts liens and encumbrances other than in favour of the Security Trustee or in terms acceptable to the Agent;

                 (b) is classified by the American Bureau of Shipping A1 AMS or to an equivalent classification acceptable to the Agent; and

                 (c) is, or will be, insured in accordance with the deed of covenants (and/or such other document as may be executed assigning the insurances of such Designated Vessel) referred to in Clause 7.3(iii);

         (ii) a first priority mortgage in respect of such Designated Vessel in favour of the Security Trustee;

         (iii) a deed of covenants (and/or such other document as may be executed, assigning the earnings and insurances of such Designated Vessel)

         Provided that the documents referred to in Clause 7.3(ii) and (iii) shall be left undated and held by the Agent on the terms and conditions of Clause 5.2 and 5.3 mutatis mutandis.

8.       DETERMINATION OF ELIGIBLE AMOUNTS AND AVAILABLE AMOUNTS

         At any time (i) the "AVAILABLE DOLLAR AMOUNT" shall be an amount equal to the Eligible Dollar Amount less the amount of all Dollar Advances outstanding at that time; and (ii) the "AVAILABLE STERLING AMOUNT" shall be an amount equal to the Eligible Sterling Amount less the amount of all Sterling Advances outstanding at that time where,

                 (a) the "ELIGIBLE DOLLAR AMOUNT" shall be the aggregate of:

                          (x) the Base Dollar Available Amount at such time; and

                          (y) 51% of the aggregate amount of the Market Value of (i) any Additional Mortgaged Vessels at such time; and (ii) any Designated Vessels;

                 (b) the "ELIGIBLE STERLING AMOUNT" shall be the aggregate of:

                          (x) the Base Sterling Available Amount at such time; and

                          (y) 51% of the sterling equivalent of the aggregate amount of the Market Value of (i) any Additional Mortgaged Vessels at such time; and (ii) any Designated Vessels;

                 (c)      the "BASE DOLLAR AVAILABLE AMOUNT" shall be
                          $4,500,000

                          less

                          (x) in the case of the sale of any of the GOMI Vessels an amount equal to 51% of the proceeds of sale of any such vessels (or, if such proceeds are not denominated in dollars, the dollar equivalent thereof); and

                          (y) an amount equal to 51% of the value of any GOMI Vessel which ceases to be a Mortgaged Vessel;

                 (d)      the "BASE STERLING AVAILABLE AMOUNT" shall be
                          L.7,115,000

                          less

                          (x) in the case of the sale of any of the GNS Vessels an amount equal to 51% of the proceeds of sale of such vessels (or, if such proceeds are not denominated in sterling, the sterling equivalent thereof); and

                          (y) an amount equal to 51% of the sterling equivalent of the value of any of the GNS Vessels which ceases to be a Mortgaged Vessel;


PROVIDED ALWAYS THAT the Eligible Dollar Amount and the Eligible Sterling Amount shall be calculated without double counting the Market Value of any Additional Mortgaged Vessels related thereto.

                                     PART 4

                                    INTEREST

9.       INTEREST PERIODS

9.1 The period for which an Advance is outstanding shall be divided into successive periods each of which (other than the first) shall start on the last day of the preceding such period.

9.2 The duration of each Interest Period shall, save as otherwise provided herein, be one, three or six months, in each case as the Borrower of the Advance to which such Interest Period relates may by not less than five business days' prior notice to the Agent select Provided that:

               (i) if such Borrower fails to give such notice of its selection in relation to an Interest Period, the duration of that Interest Period shall, subject to paragraphs (ii) and (iii) below, be three months;

              (ii) any Interest Period which begins during or at the same time as any other Interest Period shall (if the Advances to which those Interest Periods relate are in the same currency) end at the same time as that other Interest Period; and

             (iii) any Interest Period which would otherwise end during the month preceding, or extend beyond, a Reduction Date or the Final Maturity Date shall be of such duration that it shall end on such date.

10.      INTEREST

10.1 On the last day of each Interest Period (and in the case of an Interest Period of a duration of six months or more, on the expiry of each period of three months during such Interest Period) the relevant Borrower shall pay accrued interest on the Advance to which such Interest Period relates.

10.2 The rate of interest applicable to an Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the sum of the Margin (and in the case of an Advance denominated in sterling the Associated Cost Rate in respect thereof at such time) and LIBOR on the Quotation Date therefor.

11.      ALTERNATIVE INTEREST RATES

11.1 If, in relation to an Advance at or about 11.00 a.m. on the Quotation Date for an Interest Period in respect of such Advance:

              (i) the Agent was not offering to prime banks in the London Interbank Market deposits in the currency in which such Advance is to be denominated for the proposed duration of such Interest Period; or

             (ii) before the close of business in London on the Quotation Date for such Interest Period, the Agent has been notified by each of a group of Banks to whom in aggregate fifty-one (51) per cent or more of the aggregate amount of Advances denominated in the currency of such Advance is (or, if an Advance were then to be made, would be) owed that the rate at which such deposits were being so offered does not reflect the cost to it of obtaining such deposits, then, notwithstanding the provisions of Clause 9:

                          (a) if paragraph (i) above applies the duration of that Interest Period shall be one month or, if less, such that it shall end on the next succeeding Reduction Date or the Final Maturity Date as the case may be; and

                          (b) the rate of interest applicable to each Bank's portion of the Advance to which such Interest Period relates from time to time during such Interest Period shall be the rate per annum which is the sum of the Margin (and, in the case of sterling, the Associated Costs Rate in respect thereof at such time) and the rate per annum notified to the Agent by such Bank before the last day of such Interest Period to be that which expresses as a percentage rate per annum the cost to such Bank of funding its portion of the Advance during such Interest Period from whatever sources it may reasonably select.

11.2 If (i) the event mentioned in paragraph (i) or (ii) in Clause 11.1 occurs or (ii) by reason of circumstances affecting the London Interbank Market during any period of three consecutive business days the Agent was not offering deposits in the currency in which an Advance is to be denominated to prime banks in the London Interbank Market, then:

               (i) the Agent shall notify the Banks, the Sponsor and the Borrowers of such event;

              (ii) if the Agent so requires, within five days of such notification the Agent and the Sponsor and each relevant Borrower shall enter into negotiations with a view to agreeing a substitute basis (a) for determining the rates of interest from time to time applicable to the Advances and/or (b) upon which the Advances may be maintained (whether in dollars or sterling) thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto; Provided Always that the Agent may not agree any such substitute basis without the prior consent of each Bank; and

             (iii) if the Agent has required the Sponsor and any Borrower to enter into such negotiations, the Agent may declare (any such declaration to be binding on the Borrowers) that each Advance shall become due and payable on the last day of its then current Interest Period unless by then a substitute basis has been agreed upon in relation thereto.

                                     PART 5

                     REPAYMENT, CANCELLATION AND PREPAYMENT

12.      REPAYMENT

12.1 The Principal Borrowers shall, on the Final Maturity Date, repay or procure the repayment by the Borrowers of each Advance then outstanding.

12.2 On each Reduction Date the Principal Borrowers shall repay, or procure the repayment by the Borrowers, of the amount or amounts by which, on that Reduction Date, Advances under either of the Facilities exceed the Reduced Amount of that Facility.

13.      REDUCTION, CANCELLATION AND PREPAYMENT

13.1 The amount of each of the Dollar Facility and the Sterling Facility shall be reduced on each of the Reduction Dates by an amount equal to ten per cent. (10%) of the Facility Amount.

13.2 The Sponsor may, by giving to the Agent not less than thirty days' prior notice to that effect, cancel the whole or any part (being, in the case of the Dollar Facility, an amount or integral multiple of $500,000 and, in the case of the Sterling Facility, an amount or integral multiple of L.300,000)) of the Facilities. Any such cancellation shall reduce the Available Dollar Commitment and/or the Available Sterling Commitment, as the case may be, of the Banks rateably.

13.3 Any Borrower may, if it has given to the Agent not less than ten business days prior notice to that effect, prepay the whole of any Advance or any part of any Advance (being an amount, in the case of any Advance denominated in dollars, of not less than $1,000,000 and an integral multiple of $500,000, and in the case of any Advance denominated in sterling of not less than L.600,000 and an integral multiple of L.300,000) on the last day of any Interest Period relating to that Advance.

13.4 In the event any Mortgaged Vessel is sold or is or becomes or is declared an actual or constructive or comprised or agreed total loss then the relevant Borrower shall apply the proceeds of sale or insurance proceeds or any requisition compensation in respect thereof:

              (i) first, where such Mortgaged Vessel was a GOMI Vessel or an Additional Mortgaged Vessel by reference to the value of which the Eligible Dollar Amount was calculated, in repayment of Advances then outstanding under the Dollar Facility, and where such Mortgaged Vessel was a GNS Vessel or an Additional Mortgaged Vessel by reference to the value of which the Eligible Sterling Amount was calculated, in repayment of Advances then outstanding under the Sterling Facility; and

             (ii) second, in repayment any other Advances then outstanding such repayment to be effected on the last day of the Interest Period in respect of Advances in the currency in which such proceeds are to be first applied during which such proceeds are received or, if earlier, 120 days from the date of total loss; PROVIDED ALWAYS that if any such proceeds of sale or insurance proceeds are recovered or requisition compensation received other than on the last day of any Interest Period the Agent shall, at the request of the Sponsor, retain such proceeds of sale or insurance proceeds or requisition compensation, as the case may be, in a suspense account with interest accruing thereon for the account of the relevant Borrower at such rate as the Agent would pay in the normal course of its business in respect of deposits of a like amount and for a like term.

13.5 Any notice of cancellation or prepayment given by the Sponsor or any Borrower pursuant to Clause 13.2 or 13.3 shall be irrevocable, shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment and, in the case of a notice of prepayment, shall oblige such Borrower to make such prepayment on such date.

13.6 If any Bank claims indemnification from the Principal Borrowers under Clause 14.2 or Clause 16.1 and within thirty days thereafter the Agent receives from the Sponsor at least fifteen days' prior notice (which shall be irrevocable) of the Borrowers' intention to repay such Bank's share of the Advances then outstanding, the Borrowers shall on the last day of each of the then current Interest Period of each such Advance repay such Bank's portion of such Advances.

13.7 A Bank for whose account a repayment is to be made under Clause 13.6 shall not be obliged to make any advances hereunder on or after the date upon which the Agent receives the Borrowers' notice of their intention to repay such Bank's share of the Advances then outstanding, on which date such Bank's Available Dollar Commitment and Available Sterling Commitment shall each be reduced to zero.

13.8 The Borrowers shall not repay all or any part of any Advance except at the times and in the manner expressly provided for in this Agreement, but, shall subject to the terms and conditions hereof, be entitled to reborrow any amount repaid.

                                     PART 6

                            CHANGE IN CIRCUMSTANCES

14.      TAXES

14.1 All payments to be made any of the Borrowers to any person hereunder shall be made free and clear of and without deduction for or on account of tax unless such Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

14.2 Without prejudice to the provisions of Clause 14.1, if any person or the Agent on its behalf is required to make any payment on account of tax (not being a tax imposed on the net income of its Facility Office in the jurisdiction in which it is incorporated or in which its Facility Office is located) or otherwise on or in relation to any sum received or receivable by such person or the Agent on its behalf hereunder (including, without limitation, any sum received or receivable under this Clause 14) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such person or the Agent on its behalf, the relevant Borrower shall, upon demand of the Agent, promptly indemnify such person against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

14.3 A Bank intending to make a claim pursuant to Clause 14.2, it shall notify the Agent of the event by reason of which it is entitled to make such claim whereupon the Agent shall notify the relevant Borrower and the Sponsor thereof Provided that nothing herein shall require any Bank to disclose any confidential information relating to the organisation of its affairs.

15.      TAX RECEIPTS

15.1 If, at any time, any of the Borrowers is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Borrower shall promptly notify the Agent.

15.2 If any of the Borrowers makes any payment hereunder in respect of which it is required to make any deduction or withholding, such Borrower shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of such payment.

16.      INCREASED COSTS

16.1 If, by reason of (i) any change in law or in its interpretation or administration and/or (ii) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority (including, without limitation, a request or requirement which affects the manner in which a Bank or any holding company of such Bank is required to or does maintain capital resources having regard to such Bank's obligations hereunder and to amounts owing to it hereunder):

         (a) a Bank or any holding company of such Bank incurs a cost as a result of its having entered into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment under this Agreement and/or making one or more Advances;

         (b) a Bank or any holding company of such Bank is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for its having entered into and/or performing its obligations and/or assuming or maintaining a commitment under this Agreement;

         (c) there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the Advances; or

         (d) a Bank or any holding company of such Bank becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on the net income of its Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) on or calculated by reference to the amount of the Advances and/or to any sum received or receivable by it hereunder; or

         (e) the Associated Costs Rate, as calculated hereunder, does not represent the cost to any Bank of complying with the requirements of the Bank of England in relation to its funding or maintaining of Advances, then the Principal Borrowers shall, from time to time on demand of the Agent, promptly pay to the Agent for the account of that Bank amounts sufficient to indemnify that Bank or any such holding company against, as the case may be,
(1) such cost, (2) such reduction in such rate of return (or such proportion of such reduction as is, in the opinion of that Bank, attributable to its obligations hereunder), (3) such increased cost (or such proportion of such increased cost as is, in the opinion of that Bank, attributable to its funding or maintaining Advances) or (4) such liability.

16.2 A Bank intending to make a claim pursuant to Clause 16.1, it shall notify the Agent of the event by reason of which it is entitled to do so whereupon the Agent shall notify the Sponsor thereof Provided that nothing herein shall require any Bank to disclose any confidential information relating to the organisation of its affairs.

17.      ILLEGALITY

If, at any time, it is unlawful for a Bank to make, fund or allow to remain outstanding all or any of the Advances, then that Bank shall, promptly after becoming aware of the same, deliver to the Borrowers through the Agent a certificate to that effect and:

               (i) such Bank shall not thereafter be obliged to make any Advances and the amount of its Dollar Available Commitment and its Sterling Available Commitment shall be immediately reduced to zero; and

              (ii) if the Agent on behalf of such Bank so requires, the Borrowers shall on such date as the Agent shall have specified repay such Bank's share of each outstanding Advance together with accrued interest thereon and all other amounts owing to such Bank hereunder and any repayment so made shall reduce rateably the remaining obligations of the Borrowers under Clause 12.

                                     PART 7

                REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

18.      REPRESENTATIONS

18.1     Each of the Borrowers represents that:

               (i) it is a corporation duly organised under the laws of the Republic of Panama (in the case of GOMI and GOFE) or England (in the case of GNS and GONS) with power to enter into this Agreement and the Security Documents to which it is a party and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorise its execution of this Agreement and the Security Documents to which it is a party and its performance of its obligations hereunder has been duly taken;

              (ii) under the laws of its jurisdiction of incorporation in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make hereunder;

             (iii) under the laws of its jurisdiction of incorporation in force at the date hereof, the claims of the Agent and the Banks against such Borrower under this Agreement and under the Security Documents to which it is a party will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application;

              (iv) in any proceedings taken in its jurisdiction of incorporation in relation to this Agreement and the Security Documents to which it is a party, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

               (v) in any proceedings taken in its jurisdiction of incorporation in relation to this Agreement and any of the Security Documents expressed to be governed by English law, the choice of English law as the governing law of this Agreement and such Security Documents and any judgment obtained in England will be recognised and enforced;

              (vi) save for the registration of the GNS Mortgages and the GOMI Mortgages with the appropriate authorities, all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement, (b) to ensure that the obligations expressed to be assumed by it in this Agreement and the Security Documents are legal, valid and binding and (c) to make this Agreement and the Security Documents admissible in evidence in its jurisdiction of incorporation have been done, fulfilled and performed;

             (vii) under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that this Agreement and the Security Documents, other than the GNS Mortgages and the GOMI Mortgages, the Share Pledges and any deed of covenant or assignment of earnings and insurance collateral thereto be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Agreement or any Security Document; and

            (viii) the obligations expressed to be assumed by it in this Agreement and the Security Documents to which it is a party are its legal, valid and binding obligations.

18.2     Each of the Borrowers further represents that:

               (i) no member of the Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Borrowers' knowledge and belief) threatened against any member of the Group for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

              (ii) no member of the Group is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a Material Adverse Effect on the business or financial condition of any member of the Group;

             (iii) no action or administrative proceeding of or before any court or agency which might have a Material Adverse Effect on the business or financial condition of any member of the Group has been started or threatened;

              (iv) it and (to the best of its knowledge) its Environmental Affiliates have complied with the provisions of all applicable Environmental Laws, except where non-compliance does not and will not have a Material Adverse Effect;

               (v) it and (to the best of its knowledge) its Environmental Affiliates have obtained all requisite Environmental Approvals and are in compliance with such Environmental Approvals, except where the failure to obtain or comply with any such Environmental Approvals does not and will not have a Material Adverse Effect;

              (vi) neither it nor (to the best of its knowledge) its Environmental Affiliates has received notice of any Environmental Claim that alleges that it or any of its Environmental Affiliates are not in compliance with applicable Environmental Laws or Environmental Approvals, where such non-compliance has or will have a Material Adverse Effect;

             (vii) there is no Environmental Claim pending or threatened, to the best of its knowledge, that has or will have a Material Adverse Effect;

            (viii) there has been no Release of Material of Environmental Concern except where such event does not and will not have a Material Adverse Effect;

              (ix) all of the written information supplied by any member of the Group to the Agent and the Banks in connection herewith is true, complete and accurate in all material respects and it is not aware of any material facts or circumstances that have not been disclosed to the Agent and the Banks and which might, if disclosed, adversely affect the decision of a person considering whether or not to provide finance to the Borrowers;

               (x) the Sponsor is directly or indirectly, the sole legal and beneficial owner of the entire share capital of each of the Principal Borrowers; and

              (xi) save for the Christiania Mortgages and any security documents related or collateral thereto and any encumbrance created pursuant to the provisions of Clause 21.2(iii), no encumbrance exists over all or any of the present or future revenues or assets of any member of the Group.

18.3     Each of the Borrowers further represents that:

               (i) the execution by each Borrower of this Agreement and of each Security Document to which it is a party and each Borrower's exercise of its rights and performance of its obligations hereunder will not result in the existence of nor oblige any member of the Group to create any encumbrance over all or any of its present or future revenues or assets: except, insofar as the same may arise pursuant to the Security Documents;

              (ii) the execution by each Borrower of this Agreement and each Borrowers' exercise of its rights and performance of its obligations hereunder do not and will not:

                          (a) conflict with any agreement, mortgage, bond or other instrument or treaty to which any Borrower is a party or which is binding upon it or any of its assets;

                          (b) conflict with any Borrowers constitutive documents and rules and regulations; or

                          (c) conflict with any applicable law, regulation or official or judicial order; and

             (iii) the execution by each Borrower of this Agreement constitutes, and such Borrower's exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

18.4 GOFE represents that it, and each of the other parties thereto are in compliance with all their obligations under each of the charters relating to the GOMI Vessels, and GONS represents that it and BRITISH GAS are in compliance with all their obligations under the charter relating to the m.v. "Highland Sprite" and none of the parties to such charters have cancelled or repudiated or sought to terminate, cancel or repudiate their obligations thereunder.

18.5     GONS represents that:

               (i) the Building Contract is in full force and effect and has not been amended since 29 December 1994 and is enforceable against the Contractor in accordance with its terms; and

              (ii) neither it nor the Contractor is in breach of or default under the Building Contract.

19.      FINANCIAL INFORMATION

19.1 The Sponsor shall, or shall procure that, the Principal Borrowers shall:

               (i) as soon as the same become available, but in any event within 120 days after the end of each of its financial years, deliver to the Agent in sufficient copies for the Banks the audited consolidated financial statements of the Group and each of the Principal Borrowers for such financial year;

              (ii) as soon as the same become available, but in any event within 60 days after the end of each of its financial quarter years, deliver to the Agent in sufficient copies for Banks the consolidated financial statements of the Group, each of the Principal Borrowers and the GMM Group for such period; and

             (iii) from time to time on the request of the Agent, furnish the Agent with such information about the business and financial condition of the Group as the Agent may reasonably require (including, but without limitation, such further information as the Agent may from time to time require in order to enable it to ascertain where the obligations as set out in Clause 20 are complied with.

19.2     The Sponsor and each of the Principal Borrowers shall ensure that:

               (i) each set of financial statements delivered by it pursuant to Clause 19.1 is prepared on the same basis as was used in the preparation of its Original Financial Statements and in accordance with accounting principles generally accepted in the United States and/or the United Kingdom and consistently applied;

              (ii) each set of financial statements delivered by it pursuant to Clause 19.1 is certified by a duly authorised officer of the Sponsor as giving a true and fair view of the financial condition of the Group as at the end of the period to which those financial statements relate and of the results of the Group's operations during such period; and

             (iii) each set of financial statements delivered by it pursuant to paragraph (i) of Clause 19.1 has been audited by auditors acceptable to the Agent.

20.      FINANCIAL CONDITION AND SECURITY COVERAGE

20.1 Each of the Principal Borrowers shall ensure that at all times the consolidated financial condition of the GMM Group, as evidenced by the Sponsor's and the Principal Borrower's then most recent audited annual consolidated financial statements and in the case of paragraph (iv) below the then most recent quarterly financial statements delivered pursuant to Clause 19.1(ii) (each as adjusted, as the Agent may consider appropriate, to take account of any changes in circumstances which occur after the date as of which such audited annual consolidated financial statements or, as the case may be, quarterly financial statements, were prepared), shall be such that:

               (i) the ratio of Current Assets to Current Liabilities shall exceed 1.15:1;

              (ii) the ratio of Total Liabilities to Tangible Equity shall not exceed 1.75:1;

             (iii) the aggregate of Tangible Equity and Subordinated Debt shall be equal to or exceed $29,000,000;

              (iv) for the twelve month period preceding the date as of which such financial statements were prepared, the ratio of Gross Revenues to Operating Expenses shall be equal to or exceed 1.75:1.

20.2 Each of the Borrowers shall at all times ensure that Freely Available Liquid Resources exceed $1,500,000.

20.3 Each of the Principal Borrowers shall ensure at all times that the aggregate of:

               (i) gross revenues received in respect of the charter, lease or hire of any of the Mortgaged Vessels during the preceding six months; and

              (ii) the projected gross revenues from any unconditional committed charter, lease or agreement to hire of any of the Mortgaged Vessels for the succeeding six months shall be equal to or exceed $5,000,000.

20.4         In this Clause 20:

               (i) "CURRENT ASSETS" means the aggregate of all of the assets of each member of the GMM Group, other than monies due or to become due from another member of the GMM Group, which would, in accordance with generally accepted accounting practice in the U.S. consistently applied, be classified as current assets, all as shown on the latest financial statements delivered in accordance with Clause 19.1;

              (ii) "CURRENT LIABILITIES" means at any particular time the aggregate of the obligations of each member of the GMM Group to pay money other than (a) repayment obligations in respect of Advances made hereunder falling due within a six month period from the date at which such liabilities are calculated and (b) monies due or to become due to other members of the GMM Group, which would, in accordance with generally accepted accounting practice in the U.S. consistently applied, be classified as current liabilities, all as shown on the Sponsor's latest financial statements delivered in accordance with Clause 19.1;

             (iii) "FREELY AVAILABLE LIQUID RESOURCES" means the aggregate of any cash and deposits in any jurisdiction from which funds are freely transferable, denominated in freely convertible and transferable currencies (placed in a prime bank or reputable financial institution) then solely legally and beneficially owned by any of the Borrowers and free from encumbrances;

              (iv) "GROSS REVENUES" means in respect of the GMM Group and in respect of any period of time the aggregate of the following items (all ascertained on a before tax basis and without double counting):

                          (a) the revenues received or receivable by the GMM Group during such period in respect of the charter, use or operation of any Mortgaged Vessel;

                          (b) all compensation or other consideration received or receivable by any member of the GMM Group during such period from any person on account of any requisition for hire of any Mortgaged Vessel;

                          (c) any and all proceeds of insurances relating to revenue claims received or receivable by any member of the GMM Group during such period in respect of any Mortgaged Vessel;

                          (d) any other amounts received or receivable by any member of the GMM Group during such period which the Agent has agreed may be taken into account in calculating the Gross Revenues for such period,

               (v) "OPERATING EXPENSES" means in respect of the GMM Group and in respect of any period of time the aggregate of the following items (all ascertained on a before tax basis and without double counting):

                          (a) all management fees paid or payable by any member of the GMM Group during, or which are attributable to, such period in connection with the management of any of the Mortgaged Vessels; and
                          (b) all administrative, operating and overhead costs and expenses paid or payable by any member of the GMM Group in connection with any of the Mortgaged Vessels during, or which are attributable to, such period (other than, for the avoidance of doubt, items relating to depreciation or amortisation), but only to the extent, in the case of (a) and (b) hereof, that such items are non-capital items and are deductible from revenues under generally accepted accounting principles in the United States and/or the United Kingdom consistently applied;

              (vi) "TOTAL LIABILITIES" means at any particular time the aggregate of the obligations of each member of the GMM Group on a consolidated basis for the payment of monies whether borrowed or not and whether due or to become due which would, in accordance with generally accepted accounting practice in the U.S. consistently applied, be classified as liabilities (including, for the avoidance of doubt, liabilities in respect of lease or hire purchase contracts, contracts of charter and contracts of guarantee), other than monies due or to become due to any other member of the GMM Group;

             (vii) "TANGIBLE EQUITY" means at any particular time the aggregate of the amounts paid up or credited as paid up in respect of the Principal Borrowers' share capital and the aggregate amount of capital and reserves of the Principal Borrowers including, but not limited to any credit balance standing to the consolidated profit and loss account of the GMM Group;

                          but deducting

                          (a)     any debit balance standing to the
                                  consolidated profit and loss account of the GMM Group; and

                          (b) any intangible asset, including (for the avoidance of doubt) goodwill but shall exclude the cumulative amount of any translation or transaction adjustments as required to be deducted from or added to equity but excluded from the determination of consolidated profit and loss in accordance with accounting principles generally accepted in the United States;

            (viii) "SUBORDINATED DEBT" means any indebtedness of any of the Borrowers which is subordinated, in a manner and to an extent satisfactory to the Agent, to the indebtedness of the Borrowers under this Agreement.

20.5 All expressions used in the definitions of this Clause 20 which are not otherwise defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America (as used in the Sponsor's most recent audited annual consolidated financial statements).

20.6 If the Agent at any time determines that the aggregate of the Market Value of each of the Mortgaged Vessels as determined by reference to the most up-to-date valuation of the Mortgaged Vessels delivered pursuant to the provisions of Clause 21.1(v) is less than 175% of the aggregate amount of all Advances then outstanding (or the dollar equivalent thereof) (such requirement being the "REQUIRED SECURITY COVERAGE") then the Principal Borrowers shall within ten business days after a request therefor from the Agent either:

(a) prepay an amount of the Advance or Advances then outstanding which shall be applied pro-rata in prepayment thereof, together with interest thereon and any amounts falling due under Clause 25.4 as a result of such prepayment; or

(b)      provide additional security as may be acceptable to the Agent such that the Required Security Coverage is met.

21       COVENANTS

21.1     Each of the Borrowers shall:

               (i) and shall ensure that each other Borrower shall, obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under this Agreement and each of the Security Documents or to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Agreement and each of the Security Documents;

              (ii) without prejudice to the specific requirements of the Security Documents procure that each member of the GMM Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the GMM Group whose practice is not to self insure;

             (iii) promptly inform the Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred;

              (iv) without prejudice to the priority afforded by any mortgage and deed of covenant or assignment collateral thereto securing the obligations of the Borrowers hereunder ensure that at all times the claims of the Agent and the Banks against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application;

               (v) at the request of the Agent, deliver to the Agent or procure the delivery to the Agent of up-to-date valuations of the Vessels prepared at the sole cost and expense of the Borrowers, showing the Market Value of each of the Mortgaged Vessels;

              (vi) ensure that the Mortgaged Vessels are maintained in good working order and condition and in any event in such condition as enables them to maintain the classification American Bureau of Shipping AI AMS or to an equivalent classification acceptable to the Agent free from all notations and recommendations which have not been complied with within any applicable time limit and ensure that such classification is maintained;

             (vii) comply with all applicable Environmental Laws including, without limitation, requirements relating to the establishment of financial responsibility (and shall require that all Environmental Affiliates of the Borrowers comply with all applicable Environmental Laws and obtain and comply with all required Environmental Approvals, which Environmental Laws and Environmental Approvals relate to any of the Mortgaged Vessels or their operation or their carriage of cargo), except where such non-compliance does not or will not have a Material Adverse Effect;

            (viii) upon the request of the Agent, conduct and complete all investigations, studies, sampling, audits and testings reasonably required by any known (or threatened)

                          Release of Material of Environmental Concern that has or will have a Material Adverse Effect;

              (ix) promptly upon the occurrence of either of the following events, provide to the Agent a certificate of an officer of the Sponsor specifying in detail the nature of such event and the proposed response of the relevant Borrower or its Environmental Affiliate concerned:

                          (a) the receipt by any of the Borrowers or any Environmental Affiliate (where the relevant Borrower has knowledge of such receipt) of any Environmental Claim which has or will have a Material Adverse Effect; or

                          (b) any actual or threatened Release of Material of Environmental Concern which has or will have a Material Adverse Effect,

                          and upon the written request by the Agent submit to the Agent in sufficient copies for the Banks, at reasonable intervals, a report updating the status of any occurrence of an Environmental Claim or a Release of Material of Environmental Concern, that has or will have a Material Adverse Effect;

               (x) maintain the registration of the Mortgaged Vessels under the laws and flag under which they are currently maintained (or in the case of the m.v. "Sem Courageous" and the m.v. "Sem Valiant" under the laws and flag of Malaysia) and not cause or permit to be done any act or omission whereby their registration as such would or might be defeated or imperilled or which might result in such Mortgaged Vessels being required to be registered under any other flag and registered with the appropriate authorities;

              (xi) permit the Agent on reasonable notice to inspect the Mortgaged Vessels and their logs;

             (xii) from time to time on being required to do so by the Agent, do or procure the doing of all such acts and execute or procure the execution of all such documents as the Agent may reasonably consider necessary for giving full effect to each of the Security Documents or for securing to the Banks the full benefit of the rights, powers and remedies intended to be conferred upon the Agent or the Security Trustee pursuant to the Security Documents;

            (xiii) at all times ensure that the Principal Borrowers are, subject to the rights conferred by the Share Pledges, the sole beneficial owners of the entire issued share capital of each of the Permitted Borrowers and each Additional Borrower;

             (xiv) commencing from the date hereof and thereafter no later than 14 days from and inclusive of each of 30th September, 31st December, 30th March and 30th June deliver to the Agent in sufficient copies for the Banks a schedule in form and substance satisfactory to the Agent detailing Fixed Asset Investments exceeding $50,000 made by any of the Borrowers in the three months proceeding the date upon which such schedule is delivered;

              (xv) no later than 14 days from and inclusive of 31st March, 30th June, 30th September and 31st December in each calendar year, furnish the Agent in sufficient copies for the Banks with a report in form and substance satisfactory to the Agent and at the cost of the Borrowers, relating to the status, employment, earnings and location of the Mortgaged Vessels as at the date upon which such report is furnished in respect of the period elapsing since the previous such report, if any;

             (xvi) forthwith upon the request of the Agent, charge, pledge or otherwise encumber in favour of the Security Trustee pursuant to a security document in form and substance satisfactory to the Agent any account into which Approved Charter Earnings are paid;

            (xvii) at the reasonable request of the Agent, and subject to the Sponsors prior consent enter into, interest rate and currency hedging agreements with the Hedge Counterparty or such other counterparty as the Agent may agree, such agreement not to be unreasonably withheld, for the purpose of minimising currency and interest rate exposure;

           (xviii) GMM Group shall deliver promptly to the Agent a monthly report (in a format to be agreed with the Agent) concerning the status, technical issues, cost overruns and charge orders relating to the refurbishment of the Newbuild under the Building Contract; and

             (xix) GMM Group shall, as soon as it becomes available, but in any event within 14 days of the completion of the works to be undertaken pursuant to the Building Contract deliver to the Agent evidence satisfactory to the Agent that the Newbuild is classified with Det norske Veritas with class +1 A1, SF, EO free from any recommendation or requirement that has not been complied with in accordance with its terms.

21.2 None of the Borrowers shall, and the Principal Borrowers shall ensure that no member of the GMM Group shall, without the prior written consent of an Instructing Group:

            (i) in respect of the period commencing on the date hereof and ending on 31 December 1996 pay, make or declare any dividend or other distribution in respect of any financial year of such member of the GMM Group; and

           (ii) in respect of the period commencing on 1 January 1997 pay, make or declare any dividend or other such distribution unless:-

                          immediately thereafter Freely Available Liquid Resources exceeds the aggregate of:

                          (aa)    $2,000,000; and

                          (bb) an amount equal to the sum of the payment obligations of the Borrowers in respect of principal and interest payable hereunder due or to be paid within the six months succeeding such time;

                          PROVIDED ALWAYS that in no circumstance shall the amount of any such payment, dividend or distribution exceed the Profits After Tax of the such member of the GMM Group for such financial year;

          (iii) incur expenditure in respect of any management fees payable other than management fees payable to the Sponsor in such amount as the Agent, may agree having regard to the annual budget and operating expenses of the Sponsor;

           (iv) create or permit to subsist any encumbrance over all or any of its present or future revenues or assets except:-

                          (a)     pursuant to the Security Documents; or

                          (b) any encumbrance imposed by law, such as carrier's, warehouseman's, mechanics' liens and other similar liens arising in the ordinary course of business or permitted under the terms of the Security Documents; or

                          (c) any encumbrance over assets acquired after the date hereof otherwise than from any other Borrower and which encumbrance is in existence prior to such acquisition or is created in order to secure indebtedness incurred in respect of such acquisition;

                          (d)     the Christiania Mortgages; or

                          (e) a floating charge over the corporate accounts maintained by the Principal Borrowers or either of them with the Agent, securing obligations arising under the Short Term Facility;

            (v) make any loans, grant any credit (save in the ordinary course of business) or give any guarantee or indemnity (except as required hereby) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person;

           (vi) issue any further shares or alter any rights attaching to its issued shares in existence at the date hereof other than by GONS to GNS in exchange for the shareholding of GNS in Dianne Operating Limited;

          (vii) save as otherwise provided herein (disregarding sales of stock in trade in the ordinary course of business and sales of Mortgaged Vessels or other assets for amounts not less than eighty per cent. of the Market Value of such Mortgaged Vessel) sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part (the book value of which is thirty per cent. or more of the book value of the whole) of its revenues or its assets;

         (viii) incur any indebtedness for borrowed money other than pursuant to this Facility and the Short Term Facility in excess of $50,000 or its equivalent in other currencies; save to the extent that such indebtedness is owed to other members of the Group and is subordinated to the obligations of the Borrowers hereunder, and under each of the

                          Security Documents to which it is a party, on terms acceptable to the Agent or is secured by encumbrances of the nature referred to in Clause 21.2(iii)(c) or the Christiania Mortgages;

           (ix) carry on or engage in or be concerned with any business or activities except insofar as they relate to the ownership and operation of the Mortgaged Vessels and other vessels engaged in similar activities and activities relating thereto or otherwise relate to the undertaking and assets of the offshore supply division of BP Shipping Limited;

            (x)           merge, demerge or consolidate with any person;

           (xi) undertake in any twelve month period any expenditure of a capital nature without the Agent's consent save insofar as such expenditure relates to:-

                          (a) any single Fixed Asset Investment which does not exceed:

                                       (i)       $100,000 in respect of the
                                                 GOMI Vessels;

                                      (ii)       $150,000 in respect of each of
                                                 the m.v. Highland Sprite and
                                                 m.v. Highland Legend; and

                                     (iii)       $250,000 in respect of each of
                                                 the BP Fleet Vessels, the m.v.
                                                 Highland Star, the m.v.
                                                 Highland Pride, the
                                                 Christiania Newbuild and the
                                                 Newbuild;

                          (b) more than one Fixed Asset Investment the amounts of which, when aggregated do not exceed $500,000.

21.3 The Sponsor shall at all times remain subject to such rights as may be conferred by the Share Pledges the sole beneficial owner free from all encumbrances, of the entire issued share capital of each member of the GMM Group.

21.4 The Sponsor shall not, save with the consent of the Agent or pursuant to the Short Term Facility, give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person Provided always that this Clause 21.4 shall not apply to (i) the guarantee issued by the Sponsor in favour of the Southwest Bank of Texas N.A. in respect of indebtedness incurred by Ercon Development Co. ("ERCON") up to a maximum aggregate principal amount of $500,000 or (ii) any bid or performance bond issued by the Sponsor at the request of Ercon up to a maximum aggregate amount of $500,000

21.5 GNS will ensure that upon the delivery of the Newbuild the legal and beneficial owner (whether registered as such or not in any title or other registry (the "OWNER")) of the Newbuild shall execute in favour of the Security Trustee

         (a) a first priority mortgage of the Owner's right, title and interest in and to the Newbuild;

         (b) a first priority assignment of the Owner's right, title and interest in and to the earnings attributable to the Newbuild;

         (c) a first priority assignment of the Owner's right, title and interest in and to the insurances attributable to the Newbuild;

         (d) if the Owner is not already an Obligor, a supplement to this Agreement whereby inter alia the Owner becomes and is treated for all purposes as a Guarantor; and

         (e) a report, issued by an independent person, (being an insurance broker and/or insurance consultant), addressed to the Agent confirming that insurances effected in respect of the Newbuild are adequate.

22.      EVENTS OF DEFAULT

22.1     If:

               (i) any of the Borrowers fails to pay any sum due from it hereunder or under the Master Agreement or any Security Document at the time, in the currency and in the manner specified herein or therein or if such failure results solely from technical or administrative difficulties relating to the transfer of such sums, such failure is not remedied within three days;

              (ii) any representation or statement made by any of the Borrowers in this Agreement or under any Security Document or in any notice or other document, certificate or statement delivered by it pursuant hereto or thereto or in connection herewith is or proves to have been incorrect or misleading when made; or

             (iii) any of the Borrowers or the Sponsor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clauses 19, 20 or 21 hereof or in the Master Agreement or duly to effect insurance of the Mortgaged Vessels or any of them in accordance with the applicable provisions of the Security Documents; or

              (iv) any of the Borrowers fails duly to perform or comply with any other obligation expressed to be assumed by it in this Agreement or under any Security Document and such failure is not remedied within fourteen days after the Agent has given notice thereof to such Borrower; or

               (v) any of the Borrowers is in breach of any of its obligations under any of the Approved Charters or any of the Borrowers seeks to cancel, terminate or repudiate any of the Approved Charters without the prior consent of the Agent; or

              (vi) any indebtedness of the Sponsor or any member of the GMM Group (other than indebtedness due to trade creditors incurred in the normal course of business of the Sponsor or such member of the GMM Group which is disputed in good faith and by appropriate proceedings diligently conducted) is not paid when due or within any applicable grace period, any indebtedness of the Sponsor or any member of the GMM Group is declared to be or otherwise becomes due and payable prior to its specified maturity or any creditor or creditors of the Sponsor or any member of the GMM Group become entitled to declare any indebtedness of the Sponsor or such member of the GMM Group due and payable prior to its specified maturity; or

             (vii) in any period of twelve months commencing from the date hereof any judgments or judicial orders or arbitration awards are made against any of the Borrowers in an amount or an aggregate amount in excess of $750,000 (or the equivalent in any other currency) (other than any judgment, judicial order or arbitration award as to which, and only to the extent that, a reputable company or other surety, in either case acceptable to the Agent, has acknowledged coverage of such judgment, judicial order or arbitration award in writing) and,

                          (a)     any such judgment, judicial order or
                                  arbitration award has not been stayed,
                                  discharged, paid, bonded or vacated within 30 days or such longer period as may be agreed by the Agent; or

                          (b) enforcement proceedings have been commenced by any creditor on any such judgment, judicial order or arbitration award;

            (viii) the Sponsor or any member of the GMM Group is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors; or

              (ix) (otherwise than for the purpose of a reconstruction on terms previously approved by the Agent) the Sponsor or any member of the GMM Group takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its revenues and assets; or

               (x) any execution or distress is levied against, or an encumbrancer takes possession of the whole or any material part of, the property, undertaking or assets of the Sponsor or any member of the GMM Group; or

              (xi) by or under the authority of any government, (a) the management of the Sponsor or any member of the GMM Group is wholly or partially displaced or the authority of the Sponsor or any member of the GMM Group in the conduct of its business is wholly or partially curtailed or (b) all or a majority of the issued shares of the Sponsor or any member of the GMM Group or the whole or any part (the book value of which is twenty per cent. or more of the book value of the whole) of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired; or

             (xii) subject to the rights conferred by the Share Pledges, the Sponsor ceases to be the sole legal and beneficial owner of the entire share capital of the Principal Borrowers; or

            (xiii) the Principal Borrowers cease to be the beneficial owner of the entire issued share capital of each of the Permitted Borrowers and any Additional Borrower;

             (xiv) save as provided in Clause 21.1(ix) any member of the GMM Group ceases to carry on the business it carries on at the date hereof or enters into any new type of business; or

              (xv) the Sponsor or any of the Borrowers repudiates this Agreement or any Security Document to which it is a party or does or causes to be done any act or thing evidencing an intention to repudiate this Agreement or any such Security Document; or

             (xvi) at any time any act, condition or thing required to be done, fulfilled or performed in order (a) to enable the Sponsor or any of the Borrowers lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it in this Agreement and the Security Documents to which it is a party, (b) to ensure that the obligations expressed to be assumed by the Sponsor or any of the Borrowers in this Agreement and the Security Documents to which it is a party are legal, valid and binding or (c) to make this Agreement and the Security Documents to which it is a party admissible in evidence in any Borrower's jurisdiction of incorporation is not done, fulfilled or performed; or

            (xvii) at any time any of the security interests constituted by any of the Security Documents ceases to constitute valid and perfected first priority security interests;

           (xviii) at any time it is or becomes unlawful for the Sponsor or any of the Borrowers to perform or comply with any or all of its obligations hereunder or under any of the Security Documents to which it is a party or any of the obligations of the Sponsor or any of the Borrowers hereunder or under any of the Security Documents to which it is a party are not or cease to be legal, valid and binding; or

             (xix) (a) any circumstances arise which give grounds in the reasonable opinion of the Agent for belief that the Sponsor or any of the Borrowers may not (or may be unable to) perform or comply with its obligations hereunder, or any of the Security Documents to which it is a party (b) the Agent shall have given to the Sponsor notice that it is of such opinion setting out in reasonable detail the grounds upon which such opinion is based and (c) after having given due regard to any representation made by the Sponsor during the period of ten days after the giving of such notice by the Agent, the Agent is of the same opinion upon the expiration of such period, then, and in any such case and at any time thereafter, the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Sponsor:

         (a) declare the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrowers hereunder) or declare the Advances to be due and payable on demand of the Agent; and/or

         (b) declare that any undrawn portion of the Facilities shall be cancelled, whereupon the same shall be cancelled and each of the Available Dollar Facility and the Available Sterling Facility shall be reduced to zero.

22.2 If, pursuant to Clause 22.1, the Agent declares the Advances to be due and payable on demand of the Agent, then, and at any time thereafter, the Agent may by written notice to the Sponsor:

               (i) call for repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrowers hereunder) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

              (ii) select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of six months or less.

                                     PART 8

                      SPONSOR'S AND BORROWERS' OBLIGATIONS

23.      BORROWERS' JOINT AND SEVERAL OBLIGATIONS

23.1 Each obligation of or expressed to be assumed by the Borrowers or any of them in or under this Agreement or any Security Document is the joint and several obligation of the Borrowers and of each of them.

23.2 Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms hereof or any Security Document and agrees that the Beneficiaries and each of them may in all circumstances treat it as such whether or not any Beneficiary is or becomes aware that such Borrower is or has become a surety for another.

23.3 The Borrowers agree to indemnify and hold harmless the Beneficiaries and each of them from and against any loss incurred by any of them as a result of any Clause or provision of this Agreement or any Security Document being or becoming void, voidable or unenforceable for any reason whatsoever, whether or not known to any such person, the amount of such loss being limited to the amount which such Beneficiary would otherwise have been entitled to recover hereunder or under any Security Document had such Clause or provision not become void, voidable or unenforceable.

23.4 The obligations of each Borrower under this Agreement or any Security Document shall not be in any way discharged or impaired by reason of (i) any time or indulgence which may be granted by the Beneficiaries or any of them to the other Borrower or any other person from whom they may seek payment of sums due from a Borrower under this Agreement or any Security Document, (ii) by any variation of this Agreement or any Security Document or any related document or
(iii) by any other circumstance which might (but for this provision) constitute a legal or equitable discharge of such Borrower.

23.5 Any rights conferred on the Beneficiaries or any of them by this Agreement or any Security Document shall be in addition to and not in substitution for or derogation of any other right which the Beneficiaries or any of them might at any time have to seek from the other Borrower or any other person payment of sums due from a Borrower or indemnification against liabilities incurred as a result of a Borrower's default in payment of sums due from it under this Agreement or any Security Document.

23.6 None of the Beneficiaries shall be obliged before taking steps to enforce any rights conferred on it by this Clause or exercising any of the rights, powers and remedies conferred on it hereby or by law (a) to take action or obtain judgment in any court against the other Borrower or any other person from whom they may seek payment of any sum due from a Borrower under this Agreement or any Security Document, (b) to make or file any claim in a bankruptcy, winding-up, liquidation or re-organisation of the other Borrower or any other such person or (c) to enforce or seek to enforce any other rights it may have against the other Borrower or any other such person.

23.7 Each Borrower agrees that so long as any sums are or may be owed by either Borrower under this Agreement or any Security Document any rights which such Borrower may have at any time by reason of performance by it of its obligations under this Clause to be indemnified by the other Borrower and/or to take the benefit (in whole or in part) of any security taken pursuant to this Agreement or any Security Document by the Banks or the Security Trustee on their behalf shall be exercised by such Borrower in such manner and upon such terms as the Banks may require and further agrees to hold any moneys at any time received by it as a result of the exercise of any such rights for and on behalf and to the order of the Banks for application in or towards payment of any sums at any time owed by either Borrower under this Agreement or any Security Document.

23.8 Each Borrower further agrees that so long as any sums are or may be owed by either Borrower under this Agreement or any Security Document such Borrower will not (i) claim any set-off or counter-claim against the other Borrower in respect of any liability on the part of such other Borrower to such first Borrower and attributable to this Agreement or any Security Document or
(ii) prove in competition with the Beneficiaries or any of them in any liquidation or winding-up of the other Borrower, whether in respect of any payment by such Borrower hereunder or under any Security Document or in respect of any moneys including proceeds of realisation of securities, dividends or otherwise.

24.      SPONSOR'S OBLIGATIONS

For the avoidance of doubt, the obligations of the Sponsor herein contained shall not constitute a guarantee of the obligations of the Borrowers, but shall be limited to a liability in damages arising out of or in connection with any breach by the Sponsor of the representations, covenants or undertakings on its part contained herein.

                                     PART 9

                         DEFAULT INTEREST AND INDEMNITY


25.      DEFAULT INTEREST AND INDEMNITY

25.1 If any sum due and payable by any of the Borrowers hereunder is not paid on the due date therefor in accordance with the provisions of Clause 27 or if any sum due and payable by any of the Borrowers under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Borrower to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "UNPAID SUM") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 25) be selected by the Agent.

25.2     During each such period relating thereto as is mentioned in Clause
25.1 an unpaid sum shall bear interest at the rate per annum which is the sum from time to time of one per cent., the Margin and LIBOR on the Quotation Date therefor and, in the case of any Advance denominated in sterling, the Associated Costs Rate Provided that:

               (i) if, for any such period, LIBOR cannot be determined, the rate of interest applicable to such unpaid sum shall be the sum from time to time of one per cent., the Margin and the rate per annum equal to the cost to the Agent of funding such unpaid sum for such period from whatever source it may select; and

              (ii) if such unpaid sum is all or part of the Advance which became due and payable on a day other than the last day of an Interest Period relating thereto, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Interest Period and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due.

25.3 Any interest which shall have accrued under Clause 25.2 in respect of an unpaid sum shall be due and payable and shall be paid by the Borrower owing such unpaid sum at the end of the period by reference to which it is calculated or on such other date or dates as the Agent may specify by written notice to such Borrower.

25.4 If any Bank or the Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance otherwise than on the last day of an Interest Period relating to that Advance, the Borrowers shall pay to the Agent on demand for account of such Bank an amount equal to the amount (if any) by which (i) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period exceeds (ii) the amount of interest which in the opinion of the Agent would have been payable to the Agent on the last day of that Interest Period in respect of a dollar deposit equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third business day following the date of such receipt or recovery and ending on the last day of that Interest Period.

25.5     Each of the Borrowers undertakes to indemnify:

               (i) each of the Agent and the Banks against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by any of the Borrowers in the performance of any of the obligations expressed to be assumed by it in this Agreement; and

              (ii) each Bank against any loss it may suffer as a result of its funding an Advance requested by a Borrower hereunder but not made by reason of the operation of any one or more of the provisions hereof.

25.6 Any unpaid sum shall (for the purposes of this Clause 25 and Clause 16.1) be treated as an advance and accordingly in this Clause 25 and Clause
16.1 the term "Advance" includes any unpaid sum and the term "Interest Period", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 25.1.

                                    PART 10

                                    PAYMENTS


26.      CURRENCY OF ACCOUNT AND PAYMENT

26.1 The currency of account and payment for each and every sum at any time due from any of the Borrowers hereunder is:

         (a)     dollars in the case of the Dollar Facility; and

         (b)     sterling in the case of the Sterling Facility

Provided that:

               (i) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

              (ii) each payment pursuant to Clause 14.2 or Clause 16.1 shall be made in the currency specified by the Bank to whom such payment is to be made.

26.2 If any sum due from any of the Borrowers under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable hereunder or under such order or judgment into another currency (the "SECOND CURRENCY") for the purpose of (i) making or filing a claim or proof against such Borrower, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, such Borrower shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

27.      PAYMENTS

27.1 On each date on which this Agreement or any of the Security Documents requires an amount to be paid by any of the Borrowers or any of the Banks, such Borrower or, as the case may be, such Bank shall make the same available to the
Agent:

              (i) where such amount is denominated in dollars by payment in dollars and in same day funds (or in such other funds as may for the time being be customary in New York City for the settlement in New York City of international banking transactions in dollars) to the Agent's account number 001-0-962009 with The Chase Manhattan Bank NA, New York, N.Y. 10081, U.S.A. (or such other account or bank as the Agent may have specified for this purpose); and

             (ii) where such amount is denominated in sterling, by payment in sterling and immediately available, freely transferable, cleared funds to The Chase Manhattan Bank, N.A., London Branch, sort code 60-92-42
                          Attention: Global Petroleum (or such other account as the Agent may have specified for this purpose).

27.2 If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for any of the Borrowers to make any payments hereunder in the manner specified in Clause 27.1, then such Borrower may agree with each or any of the Banks alternative arrangements for such payments to be made Provided that, in the absence of any such agreement with any Bank, such Borrower shall be obliged to make all payments due to such Bank in the manner specified herein. Upon reaching such agreement such Borrower and such Bank shall immediately notify the Agent thereof and shall thereafter promptly notify the Agent of all payments made direct to such Bank.

27.3 Save as otherwise provided herein, each payment received by the Agent for the account of another person pursuant to Clause 27.1 shall be made available by the Agent to such other person (in the case of a Bank, for the account of its Facility Office) for value the same day by transfer to such account of such bank in the principal financial centre of the country of the currency of such payment as such person shall have previously notified to the Agent.

27.4 All payments required to be made by any of the Borrowers hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

27.5 Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, the person to whom such sum was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum.

28.      SET-OFF

Each of the Borrowers authorises each Bank to apply any credit balance to which such Borrower is entitled on any account of such Borrower with that Bank in satisfaction of any sum due and payable from such Borrower to such Bank hereunder but unpaid; for this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. No Bank shall be obliged to exercise any right given to it by this Clause 28.

29.      REDISTRIBUTION OF PAYMENTS

29.1 If, at any time, the proportion which a Bank (a "RECOVERING BANK") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "RELEVANT PAYMENT") to be made under this Agreement by any of the Borrowers for account of such Recovering Bank and the other Bank is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "EXCESS AMOUNT") than the proportion thereof so received or recovered by the Bank so receiving or recovering the smallest proportion thereof, then:

              (i) such Recovering Bank shall pay to the Agent an amount equal to such excess amount;

             (ii) there shall thereupon fall due from such Borrower to such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

            (iii) the Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (i) above as if such amount had been received by it from such Borrower in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto.

29.2 If any sum (a "RELEVANT SUM") received or recovered by a Recovering Bank in respect of any amount owing to it by any of the Borrowers becomes repayable and is repaid by such Recovering Bank, then:

              (i) each Bank which has received a share of such relevant sum by reason of the implementation of Clause 29.1 shall, upon request of the Agent, pay to the Agent for the account of such Recovering Bank an amount equal to its share of such relevant sum; and

             (ii) there shall thereupon fall due from such Borrower to each such Bank an amount equal to the amount paid out by it pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.

                                    PART 11

                            FEES, COSTS AND EXPENSES

30.      FEES

30.1 The Borrowers shall pay to the Agent for the account of the Banks a commitment commission on the amount of each of the Available Dollar Facility and the Available Sterling Facility from day to day during the period beginning on the date hereof and ending on the Final Maturity Date, such commitment commission to be calculated at the rate of three quarters of one per cent. per annum and payable in arrear on the last day of each successive period of three months which ends during such period and on the Final Maturity Date.

30.2 The Borrowers shall pay to the Agent for its own account the agency fee specified in the letter of even date herewith from the Agent to the Borrowers at the time and in the amount specified therein.

30.3 The Borrowers shall pay to the Agent for the account of the Banks an arrangement fee equal to one per cent. of each of the Dollar Facility and the Sterling Facility upon the date of drawdown of the first Advance made hereunder.

30.4 The Borrowers shall pay to the Agent for its own account the fees specified in the letter of even date herewith from the Agent to the Principal Borrowers.

31.      COSTS AND EXPENSES

31.1 The Borrowers shall, from time to time on demand of the Agent, reimburse the Agent for all costs and expenses (including legal fees, travelling and accommodation and other reasonable out of pocket expenses) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of this Agreement and the completion of the transactions herein contemplated.

31.2 The Borrowers shall, from time to time on demand of the Agent, reimburse the Agent and all the Banks for all costs and expenses (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Agent, the Security Trustee and the Banks under this Agreement.

31.3 The Borrowers shall pay all stamp, registration and other taxes to which this Agreement or any judgment given in connection herewith is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Agent, the Security Trustee and the Banks against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

31.4 If the Borrowers fails to perform any of their obligations under this Clause 31, each Bank shall, in the proportion borne by its share of the Loan (or, if no Advances have been made, its Available Commitment) to the amount of the Loan (or, if no Advances have been made, the Available Facility) for the time being (or, if the Loan has been repaid in full, immediately prior to the final repayment thereof), indemnify the Agent against any loss incurred by any of them as a result of such failure and the Borrower shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 31.4.

                                    PART 12

                               AGENCY PROVISIONS

32.      THE AGENT AND THE BANKS

32.1 Each Bank hereby appoints the Agent to act as its agent in connection herewith and authorises the Agent to exercise such right, powers and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers and discretions as are reasonably identical thereto.

32.2     The Agent may:

              (i)         assume that:

                          (a) any representation made by any of the Borrowers in connection herewith is true;

                          (b) no event which is or may become an Event of Default has occurred; and

                          (c) none of the Borrowers is in breach of or default under its obligations hereunder unless it has actual knowledge or actual notice to the contrary;

             (ii) assume that the Facility Office of each Bank is that identified with its signature below until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

            (iii) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

             (iv) rely as to any matters of fact which might reasonably be expected to be within the knowledge of any of the Sponsor or the Borrowers upon a certificate signed by or on behalf of the Sponsor or such Borrower;

              (v) rely upon any communication or document believed by it to be genuine;

             (vi) refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

            (vii) refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions.

32.3     The Agent shall:

               (i) promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent from the Sponsor or any of the Borrowers hereunder;

              (ii) promptly notify each Bank of the occurrence of any Event of Default or any default by the Sponsor or any of the Borrowers in the due performance of or compliance with its obligations under this Agreement of which the Agent has notice from any other party hereto;

             (iii) save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Banks; and

              (iv) if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent hereunder.

32.4 Notwithstanding anything to the contrary expressed or implied herein, the Agent shall not:

               (i)        be bound to enquire as to:

                          (a) whether or not any representation made by any of the Borrowers in connection herewith is true;

                          (b) the occurrence or otherwise of any Event of Default or Potential Event of Default;

                          (c) the performance by the Sponsor or any of the Borrowers of its obligations hereunder; or

                          (d) any breach of or default by the Sponsor or any of the Borrowers of or under its obligations hereunder;

              (ii) be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

             (iii) be bound to disclose to any other person any information relating to any member of the Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

              (iv) be under any obligations other than those for which express provision is made herein.

32.5 Each Bank shall, from time to time on demand by the Agent, indemnify the Agent, in the proportion its share of the Loan (or, if no Advances have been made, its Available Dollar Commitment) bears to the amount of the Loan (or, if no Advances have been made, the Available Dollar Facility) at the time of such demand (or, if the Loan has then been repaid in full, immediately prior to the final repayment thereof), against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent hereunder.

32.6 The Agent accepts no responsibility for the accuracy and/or completeness of any information supplied by the Sponsor or any of the Borrowers in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement and the Agent shall be under no liability as a result of taking or omitting to take any action in relation to this Agreement, save in the case of gross negligence or wilful misconduct.

32.7 Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Agent any claim it might have against any of them in respect of the matters referred to in Clause 32.6.

32.8 The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

32.9 The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto Provided that no such resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 32.

32.10 If the Agent gives notice of its resignation pursuant to Clause 32.9, then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself.

32.11 If a successor to the Agent is appointed under the provisions of Clause 32.10, then (i) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 32 and (ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

32.12 It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group and, accordingly, each Bank warrants to the Agent that it has not relied on and will not hereafter rely on the Agent:

               (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Sponsor or any of the Borrowers in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Bank by the Agent); or

              (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

                                    PART 13

                            ASSIGNMENT AND TRANSFERS


33.      BENEFIT OF AGREEMENT

This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and assigns.

34.      ASSIGNMENTS AND TRANSFERS BY THE OBLIGORS

         None of the Obligors shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

35       ASSIGNMENTS AND TRANSFERS BY BANKS

35.1 Any Bank may, at any time, assign at its sole cost and expense all or any of its rights and benefits hereunder or transfer in accordance with Clause
35.3 all or any of its rights, benefits and obligations subject to the Sponsors consent, such consent not to be unreasonably withheld where the proposed assignee or transferee is (i) acting through an office or branch in the United Kingdom and is carrying on a bona fide banking business for the purposes of
Section 349 of the Income and Corporation Taxes Act 1988, or (ii) another bank or financial institution to whom, at the time of such assignment or transfer payments may be made without deduction or withholding on account of United Kingdom taxes.

35.2 If any Bank assigns all or any of its rights and benefits hereunder in accordance with Clause 35.1, then, unless and until the assignee has agreed with the Agent and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank, the Agent and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

35.3 If any Bank wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 35.1, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the
Agent:

              (i) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations hereunder, the Borrower and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause 35.3 as "DISCHARGED RIGHTS AND OBLIGATIONS");

             (ii) the Borrower and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and such Bank; and

            (iii) the Agent, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

35.4 On the date upon which a transfer takes effect pursuant to Clause 35.3, the Transferee in respect of such transfer shall pay to the Agent for its own account a transfer fee of $500.

35.5 In the event that a Bank transfers its Facility Office and, at the time of such transfer, there arises an obligation on the part of the Obligors hereunder to pay to such Bank or any other person an amount in excess of the amount it would have been obliged to pay but for such transfer, then, without prejudice to any obligation of the Obligors which arise after the time of such transfer, the Obligors shall not be obliged to pay the amount of such excess.

36.      DISCLOSURE OF INFORMATION

36.1 Any information disclosed by the Borrowers to any of the Beneficiaries in connection herewith or in connection with the negotiation of the Facilities shall be kept confidential by such of the Beneficiaries, Provided that:

               (i) subject to the terms hereof each of the Beneficiaries may disclose to any other of the Beneficiaries any information about the Borrowers or any of them;

              (ii) each of the Beneficiaries shall be entitled to disclose such information:

                          (a) in connection with any proceedings arising out of or in connection with any Finance Document;

                          (b) if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise;

                          (c)     pursuant to any law or regulation in
                                  accordance with which that party is required or accustomed to act;

                          (d) to any governmental, banking or taxation authority;

                          (e)     to its auditors or legal or other
                                  professional advisers; or

                          (f)     if the information is in the public domain.

36.2 Any of the Beneficiaries may, at any time with the prior consent of the Sponsor and the Agent, such consent not to be unreasonably withheld, disclose to any actual or potential assignee or transferee which has executed a confidentiality undertaking in favour of the Agent and the Sponsor in a form acceptable to the Agent and the Sponsor any information such Beneficiary has obtained about the Obligors Provided always that no person may disclose any information that they may have obtained about the Obligors or any of them, to any person which it is aware is a supplier, competitor or customer of any member of the Group.

                                    PART 14

                                 MISCELLANEOUS


37.      CALCULATIONS AND EVIDENCE OF DEBT

37.1 Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days or in the case of sterling 365 days (or, if market practice differs, in accordance with market practice) and the actual number of days elapsed.

37.2 Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

37.3 The Agent shall maintain on its books a control account or accounts in which shall be recorded (i) the amount of any Advance made or arising hereunder and each Bank's share therein, (ii) the amount of all principal, interest and other sums due or to become due from any of the Borrowers to any of the Banks hereunder and each Bank's share therein and (iii) the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

37.4 In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clauses
37.2 and 37.3, save for manifest error, shall be conclusive evidence of the existence and amounts of the obligations of the Obligors therein recorded.

37.5 A certificate of a Bank as to (i) the amount by which a sum payable to it hereunder is to be increased under Clause 14.1 or (ii) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 14.2 or 16.1 shall, in the absence of manifest error, be conclusive for the purposes of this Agreement.

38.      REMEDIES AND WAIVERS

No failure by the Agent or the Banks or any of them to exercise, nor any delay by the Agent or the Banks or any of them in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

39.      PARTIAL INVALIDITY

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

40.      NOTICES

40.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telex, facsimile or letter.

40.2 Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or in the case of a transferee, at the end of the Transfer Certificate to which it is a party as Transferee) and shall be deemed to have been made or delivered when despatched (in the case of any communication made by telex) or (in the case of any communication made by fax) when receipt has been acknowledged or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided that any communication or document to be made or delivered to the Agent shall be effective only when received by the Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Agent's signature below (or such other department or officer as the Agent shall from time to time specify for this purpose).

40.3 Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

                                    PART 15

                              LAW AND JURISDICTION


41.      LAW

This Agreement shall be governed by, and shall be construed in accordance with, English law.

42.      JURISDICTION

42.1 Each of the parties hereto irrevocably agrees for the benefit of each of the Agent and the Banks that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

42.2 Each of the Obligors irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 42.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

42.3 Each of the Obligors agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England, to Gulf Offshore N.S. Limited at 10 Charlotte Road, London SW13 9QJ or its place of business for the time being. If such appointment ceases to be effective in respect of any of the Obligors, such Obligor or Obligors shall immediately appoint a further person in England to accept service of process on its behalf in England, and failing the appointment within 15 days, the Agent shall be entitled to appoint such a person by notice or to such Obligor or Obligors. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

42.4     The submission to the jurisdiction of the courts referred to in Clause
42.1 shall not (and shall not be construed so as to) limit the right of the Agent, the Banks or any of them to take proceedings against any of the Obligors in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

42.5 Each of the Obligors hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

42.6 To the extent that any of the Obligors may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                               THE FIRST SCHEDULE

                                   THE BANKS


                                    COLUMN 1        COLUMN 2
BANK                              COMMITMENT ($)  COMMITMENT (L.)
The Chase Manhattan Bank, N.A.    $2,900,000      L.6,250,000

The Governor and Company of the
Bank of Scotland                  $2,900,000      L.6,250,000

                              THE SECOND SCHEDULE

                         CONDITION PRECEDENT DOCUMENTS

                                     PART 1

1.       In relation to each of the Obligors and Chalvoyage (M) Sdn Bhd
         ("CHALVOYAGE"):

               (i) a copy, certified a true copy by a duly authorised officer of such Obligor, of the constitutive documents of such Obligor and Chalvoyage;

              (ii) a copy, certified a true copy by a duly authorised officer of such Obligor and Chalvoyage, of a Board Resolution of such Obligor and Chalvoyage approving the execution, delivery and performance of this Agreement and the terms and conditions hereof and authorising a named person or persons to sign this Agreement and any documents to be delivered by such Obligor and Chalvoyage pursuant hereto; and

             (iii) a certificate of a duly authorised officer of such Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Obligor, this Agreement and any documents to be delivered by such Obligor pursuant hereto.

2. A copy, certified a true copy by or on behalf of the Principal Borrowers, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Agent, necessary to render this Agreement and the Security Documents legal, valid, binding and enforceable, to make this Agreement and the Security Documents admissible in evidence in each Obligor's jurisdiction of incorporation and to enable each of the Obligors to perform its obligations hereunder.

3. A deed of trust executed between the Security Trustee, the Banks, the Hedge Counterparty, the Financial Institutions named in the Syndicated Facility as banks, the Borrowers and others, pursuant to which the Security Trustee declares itself to be trustee for the Banks, the Hedge Counterparty and such Financial Institutions in respect of any security granted pursuant to any Security Document.

4. A first priority statutory ship mortgage and deeds of covenant collateral thereto executed in respect of the following vessels:-

              (i)         p.s.v. "Highland Champion";

             (ii)         p.s.v. "Highland Fortress";

            (iii)         m.v. "Highland Sprite";

             (iv)         m.v. "Sem Courageous"; and

              (v)         m.v. "Sem Valiant".

5. First preferred Panamanian ship mortgages and assignments of earnings and insurance collateral thereto executed in respect of the following vessels:-

              (i)         the m.v. "Seawhip"; and

             (ii)         the m.v. "Seawitch".

6.       Share Pledges over:-

              (i) all of the shares in GONS and GOFE legally owned by the Principal Borrowers; and

             (ii) all of the shares in Chalvoyage legally owned by GOFE.

7. An assignment of all of the rights of GOFE in respect of the $5,600,000 loan made or to be made available by GOFE to Chalvoyage pursuant to an agreement made, or to be made between GOFE and Chalvoyage.

8. Evidence that the Borrowers have complied with all of their obligations arising under any Security Document relating to insurance of the Original Vessels, together with a report, issued by an independent person, (being an insurance broker and/or insurance consultant), addressed to the Agent confirming that insurances effected in respect of the Original Vessels are adequate.

9. All such notices of assignment as may be called for by any of the Security Documents.

10. A valuation of the Mortgaged Vessels addressed to the Agent by an independent valuer acceptable to the Agent, confirming that as at the date hereof the value of the Mortgaged Vessels is not less than $35,000,000.

11. Copies, certified true copies by a duly authorised officer of the relevant Obligor of each charter relating to the Mortgaged Vessels, together with confirmation that each such charter remains in full force and effect.

12. Evidence as to the operational condition of each of the Original Vessels, such evidence to be in such form and such terms as the Bank may require.

13.      The Master Agreements.

14. Evidence of the novation or assignment or consent by the charterers of the BP Fleet Vessels to the novation or assignment of the time charterparties relating to the BP Fleet Vessels.

15.      An opinion of each of GOMI and GOFE's Panamanian counsel.

16.      An opinion of each of GOMI and GOFE's English counsel.

17.      An opinion from Chooi & Co., Malaysian counsel for the Agent.

18. An opinion from Arias, Fabrega and Fabrega, Panamanian counsel for the Agent.

19.      An opinion of Clifford Chance, solicitors for the Agent.

20. Evidence that GONS has agreed to act as agent for the Obligors for the service of process in England.

                                     PART 2


21. A certified true copy of the yard contract 67 (the "BUILDING CONTRACT") between GONS and Brattvaag Skipsverft A.S. relating to the building of a platform supply vessel, type UT 755 together with a written confirmation from the Principal Borrowers that no amendments have been made to the Building Contract.

22. An assignment to the Security Trustee of the advance payment guarantees issued by Christiania Bank og Kreditkasse in favour of GONS and relating to advance payments made by GONS to the Contractor under the Building Contract.

23. A duly executed addendum to the first preferred Panamanian ship mortgages over the m.v. Seawhip and the m.v. Seawitch in form and substance acceptable to the Agent together with confirmation from Patton, Moreno & Asvat that such addendum has been duly registered with the Registry of Panamanian Ships in Panama City.

24. A legal opinion from Chooi & Co, the Malaysian counsel for the Agent, in a form acceptable to the Security Trustee.

25. A legal opinion from Patton, Moreno & Asvat, the Panamanian counsel for the Agent, in a form acceptable to the Security Trustee.

26.      A legal opinion from Clifford Chance, solicitors for the Agent.

                               THE THIRD SCHEDULE

                               NOTICE OF DRAWDOWN


From:    [             ]

To:      [             ]

Dated:

Dear Sirs,

1.       We refer to the agreement (as from time to time amended, varied,
novated or supplemented, the "Facility Agreement") dated [          ], 1993 and
made between Gulfmark North Sea Limited and Gulfmark Offshore Marine Inc. as borrowers, Gulfmark International Inc as Sponsor, The Chase Manhattan Bank, N.A. as Agent the financial institutions named therein as banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Facility Agreement and on [date of proposed Advance], we wish to borrow an Advance in the amount of [
] dollars/[        ] sterling upon the terms and subject to the conditions
contained therein.

[3.      We would like this Advance to have a first Interest Period of [  ]
months' duration.]*

4. We confirm that, at the date hereof, the representations set out in Clause 18 of the Facility Agreement are true and no Event of Default or Potential Event of Default has occurred.

5. The proceeds of this drawdown should be credited to [insert account details].

                                Yours faithfully


                         .............................
                              for and on behalf of
                                  [          ]

---------------------------------------------------------------

* Insert only if there are no outstanding Advances.

                              THE FOURTH SCHEDULE


                             ASSOCIATED COSTS RATE

1. For the purposes of this Agreement, the cost of compliance with existing requirements of the Bank of England in respect of Advances denominated in sterling will be calculated by the Agent in relation to each Advance by reference to the circumstances existing on the first day of each Interest Period in respect of such Advance and, if any such Interest Period exceeds three months, at three calendar monthly intervals from the first day of such Interest Period during its duration in accordance with the following formula:

              AB + C(B - E) + D(B - F)         per cent. per annum
              ------------------------
                    100 - (A + D)

Where:

         A is the percentage of eligible liabilities which the Agent is from time to time required to maintain as an interest free cash deposit with the Bank of England to comply with cash ratio requirements.

         B is the percentage rate per annum at which sterling deposits are offered by the Agent, in accordance with its normal practice, for a period equal to (i) the relevant Interest Period (or, as the case may be, remainder of such Interest Period) in respect of the relevant Advance or (ii) three months, whichever is the shorter, to a leading bank in the London Interbank Market at or about 11.00 a.m. in a sum approximately equal to the amount of such Advance.

         C is the percentage of eligible liabilities which the Agent is from time to time required by the Bank of England to maintain as secured money with members of the London Discount Market Association ("LDMA") and/or as secured call money with money brokers and gilt edged market makers.

         D is the percentage of eligible liabilities which the Agent is required from time to time to maintain as interest bearing special deposits with the Bank of England.

         E is the percentage rate per annum at which members of the LDMA are offered sterling deposits in a sum approximately equal to the amount of the relevant Advance as a callable fixture from the Agent for such period as determined in accordance with B above at or about 11.00 a.m.

         F is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing special deposits.

2. For the purposes of this Schedule "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" shall bear the meanings ascribed to them from time to time by the Bank of England.

3. The percentages used in A, C and D above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

4. In application of the above formula, A, B, C, D, E and F will be included in the formula as figures and not as percentages e.g. if A is 0.5 per cent. and B is 12 per cent., AB will be calculated as 0.5 x 12 and not as 0.5 per cent. x 12 per cent.

5. Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practice).

6. A negative result obtained by subtracting E from B or F from B shall be taken as zero.

7. The resulting figures shall be rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty-second of one per cent. per annum.

8. Additional amounts calculated in accordance with this Schedule are payable on the last day of the Interest Period to which they relate.

9. The determination of the Associated Costs Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

10. The Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all the parties hereto any amendments or variations which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by the Bank of England in relation to Advances denominated in sterling (including without limitation, any requirements relating to sterling primary liquidity) and, any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                               THE FIFTH SCHEDULE

                         FORM OF SUPPLEMENTAL AGREEMENT


THIS SUPPLEMENTAL AGREEMENT is made on the               day of           1993.

BETWEEN

(1)      [                         ] (the "ORIGINAL BORROWERS");

(2)      [Additional Borrower(s)] (the "ADDITIONAL BORROWER(S)"); and

(3)      [                         ] on behalf of itself as agent and on behalf
         of the parties party to the Agreement defined therein as Agent, Security Trustee and as Banks (the "AGENT").

WHEREAS

(1)      By an agreement [together with the supplemental agreements referred to
         in (2) below], (the "AGREEMENT") dated [         ] and made between
         the Original Borrowers, The Chase Manhattan Bank, N.A. as Agent and Security Trustee, the financial institutions therein referred to and others, the Banks have made available to the Borrowers a facility on the terms and conditions therein defined.

(2) The agreement referred to in (1) above has been supplemented by the following agreements:-

                         [List Supplemental Agreements]

(3) Pursuant to Clause 6 of the Agreement the Original Borrowers wish to designate the Additional Borrower(s) as borrowers under the Facility.


NOW IT IS HEREBY AGREED as follows:-

1.       INTERPRETATION

Save as otherwise defined herein terms defined in the Agreement shall bear the same meaning herein and in the Recitals thereto.

2.       ADDITIONAL BORROWER(S)

With effect as from the date that the Agent confirms to the Original Borrowers that it has received, in form and substance satisfactory to it [in relation to each Additional Borrower], each of the conditions precedent specified in Clause 3, the Agreement shall henceforth be read and construed as if the [each] Additional Borrower were party to the Agreement having all the rights and obligations of an Additional Borrower and a Borrower under the Revolving Facility. Accordingly all references in any Facility Document to (a) any "ADDITIONAL BORROWER" or "BORROWER" shall be treated as including reference to [such] Additional Borrower and (b) the Agreement shall be treated as a reference to the Agreement as supplemented by this Agreement to the intent that this Agreement and the Agreement shall be read and construed together as one single agreement.

3.       CONDITIONS PRECEDENT

The following are the conditions precedent referred to in Clause 2 which are required to be delivered to the Agent in relation to the [each] Additional Borrower:-

         (a)     a Deed of Accession as defined by Clause 1 of the Trust Deed;

         (b)     [other documents].

4.       REPRESENTATIONS

[The] [Each] Additional Borrower hereby represents and warrants in respect of itself as if the representations set out in Clause 18 of the Agreement were set out in this Agreement.

5.       COUNTERPARTS

This Agreement may be signed in counterparts, all of which taken together shall constitute a single agreement.

6.       LAW

This Agreement shall be governed by, and construed in accordance with, English law.

[7.      JURISDICTION]

[                           ]

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                               THE SIXTH SCHEDULE

                          FORM OF TRANSFER CERTIFICATE

To:      [            ]


                              TRANSFER CERTIFICATE


relating to the agreement (as from time to time amended, varied, novated or
supplemented, the "Facility Agreement") dated [          ], 1993 whereby a dual
tranche revolving credit facility was made available to Gulf Offshore Marine International Inc., Gulf North Sea Limited and Others as borrowers by a group of banks on whose behalf The Chase Manhattan Bank, N.A. acted as agent in connection therewith.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank, Transferee, Bank's Participation and Amount Transferred are defined in the schedule hereto.

2. The Bank confirms that the Bank's Participation is an accurate summary of its participation in the Facility Agreement and requests the Transferee to accept and procure the transfer to the Transferee of a percentage of the Bank's Participation (equal to the percentage that the Amount Transferred is of the aggregate of the component amounts (as set out in the schedule hereto) of the Bank's Participation) by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 35 of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or for the performance and observance by the Borrower of any of its obligations under the Facility Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Facility Agreement (or any document relating thereto) shall oblige the Bank to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrower or any other party to the Facility Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

8. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.


                                  THE SCHEDULE

1.       Bank:

2.       Transferee:

3.       Transfer Date:

4.       Bank's Participation:

            Bank's Dollar Commitment     Bank's Portion of the Dollar Advances

            Bank's Sterling Commitment   Bank's Portion of the Sterling Advances




5.       Amounts Transferred:





[Transferor Bank]                                    [Transferee Bank]

By:                                                  By:

Date:                                                Date:

                      ADMINISTRATIVE DETAILS OF TRANSFEREE

Address:

Contact Name:

Account for Payments
in dollars:

Telex:

Telephone:

THE BORROWERS


GULFMARK NORTH SEA LIMITED
as principal borrower

by:              /s/ DAVID DARE

Address:         10 Charlotte Road
                 London SW13 9QJ

Attention:




GULF OFFSHORE MARINE INTERNATIONAL INC.
as principal borrower

by:              /s/ DAVID DARE

Address:         201 Energy Center Parkway
                 Suite 220
                 Lafayette
                 Louisiana 70508
                 USA

Attention:



GULF OFFSHORE N.S. LIMITED
as permitted borrower

by:              /s/ DAVID DARE

Address:         10 Charlotte Road
                 London SW13 9QT

Attention:

GULF OFFSHORE FAR EAST INC.
as permitted borrower

by:              /s/ DAVID DARE

Address:         201 Energy Center Parkway
                 Suite 220
                 Lafayette
                 Louisiana 70508
                 USA

Attention:


THE SPONSOR

GULFMARK INTERNATIONAL INC.

by:              /s/ DAVID DARE

Address:         5 Post Oak Park
                 Suite 1170
                 Houston
                 Texas 77027
                 USA

Attention:




THE AGENT

THE CHASE MANHATTAN BANK, N.A.
as agent and security trustee

By:              /s/ J. G. HAYNES

Address:         Woolgate House
                 Coleman Street
                 London  EC2P 2HD

Attention:       Oil and Gas Group

Facsimile:       962 5030

Telex:           8954681 CMB G

THE HEDGE COUNTERPARTY

THE CHASE MANHATTAN BANK, N.A.

By:              /s/ J. G. HAYNES

Address:         Woolgate House
                 Coleman Street
                 London  EC2P 2HD

Attention:       Oil and Gas Group



The Banks

THE CHASE MANHATTAN BANK, N.A.

By:              /s/ J. G. HAYNES

Address:         Woolgate House
                 Coleman Street
                 London  EC2P 2HD

Attention:       Oil and Gas Group

Facsimile:       962 5030

Telex:           8954681 CMB G


THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:              /s/ J. S. GARDNER

Address:         International Division
                 Orchard Brae House
                 30 Queensferry Road
                 Edinburgh EH4 2UG

Attention:       Shipping Finance

Facsimile:       (131) 343 7080

JYS$02$5.21